Exhibit T3C-1

LIGHT ENERGIA S.A.

as the Issuer

INDENTURE

Dated as of December [●], 2024

The Bank of New York Mellon,

as Trustee

i

Article Nine
[Reserved]

Article Ten
SUPPLEMENTAL INDENTURES

Section 1001. Supplemental Indentures Without Consent of Holders	68
Section 1002. Supplemental Indentures with Consent of Holders	68
Section 1003. Execution of Supplemental Indentures	69
Section 1004. Effect of Supplemental Indentures	69
Section 1005. Reference in Notes to Supplemental Indentures	69
Section 1006. Notice of Supplemental Indentures	69

Article Eleven COVENANTS

Section 1101. Payment of Principal, Premium and Interest	70
Section 1102. Maintenance of Office or Agency	70
Section 1103. Money for Security Payments to Be Held in Trust	70
Section 1104. Corporate Existence	71
Section 1105. Payment of Taxes	71
Section 1106. Limitation on Restricted Payments	72
Section 1107. Limitation on Indebtedness	76
Section 1108. Limitation on Liens	80
Section 1109. Limitation on Sales of Assets	83
Section 1110. Limitation on Transactions with Affiliates	85
Section 1111. Limitation on Sale and Lease-back Transactions	86
Section 1112. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	87
Section 1113. Repurchase of Securities upon a Change of Control	89
Section 1114. [Reserved].	91
Section 1115. Compliance with Applicable Laws	91
Section 1116. Maintenance of Governmental Approvals	91
Section 1117. Maintenance of Properties	92
Section 1118. Maintenance of Books and Records	92
Section 1119. Further Assurances	92
Section 1120. Financial Statements	92
Section 1121. Ranking	93

Section 1122. Release of Covenants	93
Section 1123. Maintenance of Listing	94
Section 1124. OFAC.	94
Section 1125. Repurchase of the Notes at a Discount	94

Article Twelve REDEMPTION OF SECURITIES

Section 1201. Applicability of Article	95
Section 1202. Election to Redeem; Notice to Trustee	95
Section 1203. Selection of Securities to be Redeemed	95
Section 1204. Notice of Redemption	96
Section 1205. Notice to Singapore Stock Exchange	97
Section 1206. Deposit of Redemption Price	97
Section 1207. Notes Payable on Redemption Date	97
Section 1208. Notes Redeemed in Part	97
Section 1209. Optional Redemption	98
Section 1210. Optional Redemption upon Eligible Equity Offerings	98
Section 1211. Optional Redemption in the Event of Change in Tax Treatment	99
Section 1212. Mandatory Redemption	99

Article Thirteen [RESERVED]

Article Fourteen DEFEASANCE AND COVENANT DEFEASANCE

Section 1401. Option to Effect Legal Defeasance or Covenant Defeasance	100
Section 1402. Legal Defeasance and Discharge	100
Section 1403. Covenant Defeasance	100
Section 1404. Conditions to Legal Defeasance or Covenant Defeasance	101
Section 1405. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions	102
Section 1406. Reinstatement	102

EXHIBITS

Exhibit A	Form of Initial Notes

v

INDENTURE dated as of December [●], 2024, between Light Energia S.A., a sociedade por ações incorporated and existing under the laws of the Federal Republic of Brazil, having its principal office at Avenida Marechal Floriano, 168, Centro, Rio de Janeiro, RJ, 20080-002 (the “Issuer”), and The Bank of New York Mellon, as trustee (the “Trustee”).

Recitals of the ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 4.375% U.S.$[●]1 aggregate principal amount of Notes due 2026 and, if and when issued, any Additional Notes as provided herein (the “Notes”).

All things necessary to make this Indenture a legal, valid, binding and enforceable agreement of the Issuer in accordance with its terms have been done.

Agreements of the Parties

The parties hereto mutually agree as follows:

Article One

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101. Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them under and in accordance with IFRS (as defined below);

(c) all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d) “including” and words of similar import shall be deemed to be followed by “without limitation.”, and

(e) all agreements of the Trustee and the Agents in this Indenture will bind their respective successor.

[1]	NTD: Interest on the original Energia notes shall continue to accrue in the original terms during the period between May 12, 2023 and the issuance and delivery of the new notes hereunder. The principal amount of the new notes shall incorporate such accrued interest.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” has the meaning specified in Section 309.

“Additional Assets” means:

(1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary in a Related Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary specified in clause (2) or (3) above is primarily engaged in a Related Business.

“Additional Notes” has the meaning specified in Section 313.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the provisions set forth under Section 1110 only, “Affiliate” of any Person shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis including all rights or warrants to purchase such Voting Stock (whether or not currently exercisable)) of such Person and any Person known to such Person who would be an Affiliate of any such beneficial owner pursuant to this sentence or the first sentence hereof.

“Affiliate Transaction” has the meaning specified in Section 1110.

“Agents” means any Paying Agent, transfer agent, Registrar, co-registrar or any other agent appointed by the Issuer pursuant to the terms of this Indenture.

“Agent Members” has the meaning specified in Section 204.

“ANEEL” means the National Electric Energy Agency (Agência Nacional de Energia Elétrica), the Brazilian electricity regulator.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary; or

(3) any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary, as the case may be.

Notwithstanding the foregoing, each of the following items shall be deemed not to be an Asset Disposition:

(a) a disposition by a Restricted Subsidiary to the Issuer or another Restricted Subsidiary or by the Issuer to a Restricted Subsidiary;

(b) for purposes of the provisions set forth under Section 1109 only, a Restricted Payment or Permitted Investment;

(c) a disposition of assets with a Fair Market Value, taken together with all other dispositions made in reliance on this clause, of less than US$20 million (or the equivalent in other currencies);

(d) a disposition of Temporary Cash Investments or goods held for sale and assets sold in the ordinary course of business;

(e) (i) a disposition of equipment, assets or other property that is obsolete, damaged, worn-out or no longer useful for the Issuer or any Restricted Subsidiary in the ordinary course of business; or (ii) a disposition of assets that are exchanged for or are otherwise replaced by comparable or superior assets within a reasonable period of time;

(f) the sale, conveyance, transfer or other disposition of all or substantially all of the assets of the Issuer in a manner permitted under Article Eight;

(g) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(h) the disposition of assets in a Sale-Leaseback Transaction, if permitted by under Section 1111; or

(i) the Incurrence of any Lien permitted under Section 1108;

(j) sales, transfers or other dispositions of assets for non-cash consideration at least equal to the Fair Market Value (as certificated in an Officers’ Certificate) of such assets, to the extent that such non-cash consideration would constitute Additional Assets; and

(k) the good faith surrender or waiver of contract rights, tort claims or statutory rights in connection with any settlement of any actual or potential dispute or proceeding.

“Attributable Debt” in respect of a Sale and Lease-back Transaction means, at the time of determination, the present value (discounted at the interest rate implicit in the Sale and Lease-Back transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

“Authenticating Agent” means any Person authorized by the Trustee to authenticate Securities under Section 614.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1) the sum of the products of the numbers of years (rounding to the nearest one-twelfth of one year) from the date of determination to the dates of each remaining scheduled principal payment (including the payment at final Maturity) of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment, by

(2) the sum of all such payments.

“Board of Directors” means, with respect to any Person, the board of directors of such Person or any committee thereof duly authorized to act on behalf of the board of directors of such Person, or similar governing body of such Person, including any managing partner or similar entity of such Person.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary (or equivalent) of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Brazil” means The Federal Republic of Brazil.

“Brazilian Civil Code” means the Brazilian Law No. 10,406, of January 10, 2002, as amended.

“Brazilian Civil Procedure Code” means the Brazilian Law No. 13,105, of March 16, 2015, as amended.

“Brazilian Corporate Law” means the Brazilian Federal Law No. 6,404, of December 15, 1976, as amended.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York City, New York or São Paulo or Rio de Janeiro, Brazil are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and partnership interests, but excluding any debt securities convertible into or exchangeable for such equity.

“CCEE” means the Brazilian Energy Trading Chamber (Câmara de Comercialização de Energia Elétrica) or any successor or replacement thereof.

“Central Bank” means the Brazilian Central Bank (Banco Central do Brasil).

“Change in Tax Law” has the meaning specified in Section 1211(a).

“Change of Control” means the occurrence of one or more of the following events:

(1) the consummation of any transaction (including without limitation any merger or consolidation) the result of which is that Light S.A. or any of its Restricted Subsidiaries (other than the Issuer) ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate of more than 50.0% of the total voting power of the Voting Stock of the Issuer;

(2) Light S.A. or any of its Restricted Subsidiaries (other than the Issuer), directly or indirectly, ceases to have the power to direct or cause the direction of the management and policies of the Issuer, whether through the ownership of voting securities, by contract or otherwise;

(3) the sale, conveyance, assignment, transfer, lease, exchange or other disposition, in one transaction or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Issuer, determined on a consolidated basis, to any Person or Group (whether or not otherwise in compliance with this Indenture), other than to a Restricted Subsidiary of the Issuer; and

(4) the adoption of a plan relating to the liquidation or dissolution of the Issuer.

“Change of Control Event” has the meaning specified in Section 1113(a).

“Change of Control Offer” has the meaning specified in Section 1113(b).

“Change of Control Payment” has the meaning specified in Section 1113(a).

“Change of Control Payment Date” has the meaning specified in Section 1113(b).

“Clearstream” means Clearstream Banking, société anonyme.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable from such redemption date to [●], 2024 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable from such redemption date to [●], 2024.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Adjusted EBITDA” means, for any period, as to the Issuer and its Restricted Subsidiaries, on a consolidated basis, the amount equal to the sum of Consolidated Net Income for such period plus, to the extent deducted in calculating such Consolidated Net Income (without duplication):

(1) financial results net;

(2) income tax and social contribution;

(3) depreciation and amortization;

(4) equity earnings from investees;

(5) other non-cash operating revenues (expenses);

(6) provisions related to (x) contingencies, court deposits and the voluntary dismissal program (plano de demissão voluntária) and (y) allowance for doubtful accounts (provisão para crédito de liquidação duvidosa - PCLD), in each case, recorded as a general and administrative expense;

(7) non-cash adjustments to regulatory assets and liabilities (positive and negative) in accordance with regulations promulgated by ANEEL (or any successor thereto), to the extent deducted in calculating the results of operations of Issuer; and

(8) extraordinary and non-recurring losses or gains.

in each case, as each such item is reported on the most recent consolidated financial statements of the Issuer and its Restricted Subsidiaries that have been provided by the Issuer to the Trustee pursuant to this Indenture.

“Consolidated Net Income” means, for any period, the aggregate net income (loss) of a Person and its Restricted Subsidiaries for such period determined on a consolidated basis (in the event that Person has Subsidiaries) in conformity with IFRS, as set forth on the most recent consolidated financial statements of such Person and its Restricted Subsidiaries that have been provided by such Person to the Trustee.

“Consolidated Net Operating Revenues” means, for any period, the aggregate net operating revenues of a Person and its Restricted Subsidiaries for such period determined on a consolidated basis (in the event that Person has Subsidiaries) in conformity with IFRS, based on the most recent consolidated financial statements of the Issuer and its Restricted Subsidiaries that have been provided by the Issuer to the Trustee.

“Consolidated Net Tangible Assets” means, at any date of determination, the Consolidated Total Assets less goodwill and intangibles less all current liabilities of the Issuer and its Restricted Subsidiaries on a consolidated basis, based on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries provided by the Issuer to the Trustee, in each case calculated in accordance with IFRS; provided that in the event that the Issuer or any of its Restricted Subsidiaries assumes liabilities or acquires any assets in connection with the acquisition by the Issuer or any of its Restricted Subsidiaries of another Person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the date at which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption of liabilities or acquisition of assets, as if the same had occurred at or prior to the date of the determination.

“Consolidated Total Assets” means the total amount of the consolidated assets of the Issuer and its Restricted Subsidiaries determined in accordance with IFRS, based on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries provided by the Issuer to the Trustee.

“Corporate Trust Office” means the principal office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at The Bank of New York Mellon, 240 Greenwich Street, 7 East New York, New York 10286, Attention: LATAM Cross Border, e-mail: gcs.specialty.glam.conv@bny.com, or such other address as the Trustee may designate from time to time by notice to the Issuer.

“Covenant Defeasance” has the meaning specified in Section 1403.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários).

“Default” means any event which is an Event of Default or which, after notice or passage of time or both would be an Event of Default.

“Defaulted Interest” has the meaning specified in Section 308.

“Depositary” means with respect to the Notes, unless otherwise specified by the Issuer pursuant to Section 204, DTC or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulation.

“Directives” has the meaning specified in Section 309(a)(vii).

“Director” means a member of the Board of Directors.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock at the option of the holder thereof; or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case on or prior to 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of this Indenture.

“DTC” means The Depository Trust Company.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Eligible Equity Offering” means the issuance and sale for cash of Qualified Stock of the Issuer to any Person (other than a Restricted Subsidiary) pursuant to (i) a public offering in accordance with U.S. or Brazilian laws, rules and regulations, or (ii) a private offering in accordance with CVM Instruction 476, Section 4(a)(2) of the Securities Act, Rule 144A under the Securities Act, Regulation S under the Securities Act, Regulation D under the Securities Act and/or any other exemption to, or in a transaction not subject to, the registration requirements of the Securities Act.

“Energy Hedge Agreement” means, with respect to any Person, any agreement relating to any swap, option, exchange, forward sale, forward purchase, index transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against the price of energy (including capacity, energy and ancillary services).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 501.

“Excess Additional Amounts” has the meaning specified in Section 1211(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning specified in Section 104(g).

“Fair Market Value” of any property, asset, share of Capital Stock, other security, Investment or other item means, on any date, the fair market value of such property, asset, share of Capital Stock, other security, Investment or other item on that date as determined in good faith by the management of the Issuer.

“FI-FGTS” means the Fundo de Investimento do Fundo de Garantia do Tempo de Serviço (an investment fund) organized, managed and operated according to CVM Instruction No. 462, dated as of November 26, 2007, as amended.

“FIDC” means a Fundo de Investimento em Diretos Creditórios – FIDC (receivables investment fund) organized, managed and operated according to CVM Instruction No. 356, dated as of December 17, 2001, as amended.

“Fitch” means Fitch Ratings Ltd. and its successors.

“Funded Debt” means Indebtedness of the Issuer (including the Notes) or any Restricted Subsidiary maturing by the terms thereof more than one year after the original creation thereof.

“Global Notes” has the meaning specified in Section 202.

“Group” means a group of related Persons for purposes of Section 13(d) of the Exchange Act.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of any Person: (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (B) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a correlative meaning.

“Hedging Agreement” means any Interest Rate Agreement, Currency Agreement, Energy Hedge Agreement or Inflation Hedge Agreement.

“Hedging Obligations” of any Person means the obligations or rights of such Person under any Hedging Agreement.

“Holder,” when used with respect to any Note means a Person in whose name a Note is registered in the Register.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board (the “IASB”), the rules and regulations issued periodically by the IASB and the Interpretations of International Accounting Standards issued by the International Financial Reporting Interpretations Committee, in each case as in effect as of the date hereof.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person is merged or consolidated with the Issuer or becomes a Restricted Subsidiary of the Issuer (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time of such merger or consolidation or at the time it becomes a Restricted Subsidiary the Issuer. The term “Incurrence” when used as a noun shall have a correlative meaning. Neither the accretion of principal of a non-interest bearing or other discount security nor the capitalization of interest on Indebtedness shall be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade accounts payable and other short-term obligations to suppliers in the ordinary course of business and, in each case, accounted for as current liabilities in accordance with IFRS), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(4) all reimbursement obligations of such Person in respect of the face amount of letters of credit or other similar instruments (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) and (2) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment, liquidation preference or other repurchase of any Disqualified Stock (but excluding any accrued dividends); provided that (a) if the Disqualified Stock does not have a fixed repurchase price, such maximum fixed repurchase price will be calculated in accordance with the terms of the Disqualified Stock as if the Disqualified Stock were purchased on any date on which the Indebtedness will be required to be determined pursuant to this Indenture; and (b) if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Stock, the fair market value will be the Fair Market Value thereof;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of: (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(7) to the extent not otherwise included in this definition, all Hedging Obligations of such Person, to the extent that such Hedging Obligations appear as a liability or asset on the balance sheet of such Person, prepared in accordance with IFRS; and

(8) all obligations of the type referred to in clauses (1) through (7) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as provided above and, with respect to any contingent obligations, (other than Hedging Obligations which result from (a) fluctuations in foreign currency exchange rates or interest rates or from changes in Brazilian inflation or energy prices or (b) general indemnities in Hedging Agreements for failure to pay any of the Hedging Obligations described in clause (a) above when due) the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of such contingent obligations at such date.

“Indemnified Party” has the meaning specified in Section 607.

“Indenture” or “this Indenture” means this instrument as originally executed on and as of the date hereof, or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and conditions of the Securities as contemplated by Section 301.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer to act as the “Independent Investment Banker.”

“Inflation Hedge Agreement” means, with respect to any Person, any agreement relating to any swap, option, forward sale, forward purchase, index transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against Brazilian inflation (including by reference to the rate of Brazilian inflation and SELIC).

“Initial Lien” has the meaning specified in Section 1108(a).

“Initial Notes” means the U.S.$[●] in aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Interest Payment Date” means each [●] and [●] of each year, commencing on [●], 2024.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Issuer or any of its Restricted Subsidiaries) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and the covenant set forth under Section 1106:

(1) Investment shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s Investment in such Subsidiary at the time of such redesignation, minus

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than (a) BBB-, in the case of S&P and Fitch, and (b) Baa3, in the case of Moody’s.

“Issuer Concession” means the concession granted by means of the Concession Agreement No. 05/2017 dated as of February 1, 2018, as amended, granting a generation concession to the Issuer for a specified period ending in 2028.

“Issue Date” means December [●], 2024.

“Judgment Currency” has the meaning specified in Section 117.

“Legal Defeasance” has the meaning specified in Section 1402.

“Lien” means any mortgage, pledge, security interest, fiduciary assignment (cessão fiduciária e alienação fiduciária), encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Light S.A.” means Light S.A. - em recuperação judicial a public limited company incorporated under the laws of Brazil with registered number 03.378.521/0001-75 with registered address at Av. Marechal Floriano, nº 168, 2nd floor, corridor A, Centro, City of Rio de Janeiro, State of Rio de Janeiro.

“Light SESA” means Light Serviços de Eletricidade S.A., a sociedade por ações incorporated and existing under the laws of the Federal Republic of Brazil, having its principal office at Avenida Marechal Floriano, 168, Centro, Rio de Janeiro, RJ, 20080-002.

“Maturity” when used with respect to the Notes, means the date on which the principal of any such Note becomes due and payable as therein or herein provided, whether on a Repayment Date, Redemption Date at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Date” means June 18, 2026.

“Minimum Legally Required Dividend” means, for any Person and any period, an amount equal to the sum of (a) the minimum dividend required to be distributed under applicable Brazilian law and regulation by such Person to holders of its Capital Stock during such period and (b) the minimum dividend required to be distributed to holders of Preferred Stock in such Person during such period so as to avoid such holders from acquiring or maintaining any voting rights under Brazilian law.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case minus:

(1) all legal fees and expenses, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability in accordance with IFRS, as a consequence of such Asset Disposition;

(2) all payments, including any prepayment premiums or penalties, made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4) appropriate amounts to be provided by the seller as a reserve, in accordance with IFRS, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock or sale or other disposition of any Investment, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Debt” means, as to the Issuer, consolidated Indebtedness of the Issuer and its consolidated Restricted Subsidiaries less the sum of cash and cash equivalents and marketable securities recorded as current assets, as set forth on the then most recently completed fiscal quarterly consolidated balance sheet of the Issuer and its Restricted Subsidiaries provided to the Trustee pursuant to this Indenture.

“Net Debt to Adjusted EBITDA Ratio” means, as to the Issuer, at any date of determination (i) Net Debt divided by (ii) Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters ending on or most recently prior to such date for which the Issuer has provided consolidated financial statements of the Issuer and its Restricted Subsidiaries to the Trustee pursuant to this Indenture; provided, however, that:

(a) if the Issuer or any of its Restricted Subsidiaries has (x) Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Net Debt to Adjusted EBITDA Ratio is an Incurrence of Indebtedness, Consolidated Adjusted EBITDA and Net Debt for such period shall be calculated on a pro forma basis as if such Indebtedness had been Incurred on the first day of such period or (y) repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Net Debt to Adjusted EBITDA Ratio, Consolidated Adjusted EBITDA and Net Debt for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period;

(b) if since the beginning of such period the Issuer or any of its Restricted Subsidiaries shall have made any Asset Disposition, the Consolidated Adjusted EBITDA for such period shall be reduced by an amount equal to the Consolidated Adjusted EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Adjusted EBITDA (if negative) directly attributable thereto for such period;

(c) if since the beginning of such period, the Issuer or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Person that is merged with or into the Issuer or any of its Restricted Subsidiaries (or any Person that becomes a Restricted Subsidiary of the Issuer) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Adjusted EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; any such pro forma calculation will be (i) based upon the most recent four full fiscal quarters for which the relevant financial information is available and (ii) determined in good faith by a financial or accounting officer of the Issuer; and

(d) if since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a), (b) or (c) above if made by the Issuer or any of its Restricted Subsidiaries during such period, Consolidated Adjusted EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period; and

(e) the corresponding aggregate principal amount of Indebtedness attributable to Guarantees by the Issuer that are outstanding on the Issue Date with respect to Indebtedness incurred by its non-controlled and jointly controlled investees shall be excluded from the calculation of the Net Debt to Adjusted EBITDA Ratio.

“Note” or “Notes” has the meaning assigned to it in the Recitals to this Indenture.

“Offer” has the meaning specified in Section 1109.

“Officers’ Certificate” means a certificate signed by the chief executive officer together with one other executive officer or by an attorney in fact in accordance with the by-laws of the Issuer or any Restricted Subsidiary, as the case may be.

“Opinion of Counsel” means a written opinion (in form and substance and from counsel reasonably acceptable to the Trustee) of counsel, who may be counsel to the Issuer.

“Order” means a written order signed in the name of the Issuer by its chief executive officer or chief financial officer together with one other of its executive officers or by its attorney in fact in accordance with its bylaws and delivered to the Trustee.

“Outstanding,” when used with respect to the Notes means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

(a) Notes theretofore canceled by the Paying Agent or delivered to the Paying Agent for cancellation;

(b) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and/or delivered pursuant to this Indenture, or which shall have been paid pursuant to the terms of Section 307 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

For the avoidance of doubt, Notes do not cease to be outstanding because the Issuer or one of its Affiliates holds the Notes; provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any of its Affiliates will be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes for which the Trustee has received an Officer’s Certificate from the Issuer or an Affiliate of the evidencing such ownership or beneficial holding shall be so disregarded. Notes so owned or beneficially held that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Issuer.

“Payment Default” means an Event of Default pursuant to Section 501(1) and Section 501(2) hereof.

“Permitted Investment” means:

(1) any Investment by the Issuer or any Restricted Subsidiary in the Issuer or any Restricted Subsidiary;

(2) any Investment by the Issuer or any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary or becomes a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3) Temporary Cash Investments, and cash and cash equivalents and marketable securities as determined in accordance with IFRS;

(4) Receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) any Investment acquired from a Person which is merged with or into the Issuer or any Restricted Subsidiary, or any Investment of any Person existing at the time such Person becomes a Restricted Subsidiary and, in either such case, is not created as a result of or in connection with or in anticipation of any such transaction;

(6) stocks, obligations or securities (or, where the debtor is Brazil or any state or municipal authority thereof, any land or buildings) received in settlement, compromise or resolution of (or foreclosure with respect to) debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(7) any Investment existing on, or made pursuant to written agreements existing on, the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount of, and is in the same Person as, the Investment so replaced, refinanced or refunded;

(8) Hedging Obligations permitted under Section 1107(b)(6);

(9) Guarantees of Indebtedness permitted under Section 1107;

(10) Investments to the extent received in exchange for, or made with the proceeds from a sale of, or made exclusively with Capital Stock of the Issuer (other than Disqualified Stock);

(11) any acquisition and holding of (a) Brazilian federal and state tax credits acquired solely to pay amounts owed by the Issuer to Brazilian tax authorities and (b) discounted obligations of any Brazilian governmental authority acquired solely to pay tax amounts owed by the Issuer to such Brazilian governmental authority;

(12) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made in compliance with Section 1109;

(13) Receivables owing to the Issuer or any Restricted Subsidiary, and Investments made, pursuant to the mandatory application of Brazilian law or regulation (including under social programs) on account of goods or services provided by the Issuer or any Restricted Subsidiary;

(14) Prepayments and other credits to suppliers made in the ordinary course of business;

(15) Following the announcement of a change of control under clauses (1) through (3) of the definition “Change of Control” and solely in connection therewith, the contribution of Capital Stock and/or assets of the Issuer to any Person; provided that such contribution is substantially concurrent with a transaction resulting in a change of control under clauses (1), (2) or (3) of the definition of “Change of Control;

(16) Loans and advances pursuant to any employee, officer or director compensation, pension or benefit plans, customary indemnifications or arrangements entered into in the ordinary course of business in a principal amount that does not exceed U.S.$5.0 million;

(17) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations;

(18) Repurchase of the Notes; and

(19) any additional Investment by the Issuer or any Restricted Subsidiary having an aggregate Fair Market Value, taken together with all other Investments made by the Issuer or any Restricted Subsidiary pursuant to this clause (19) that are outstanding at the time of such additional Investment, not to exceed the greater of (i) U.S.$50.0 million and (ii) 5% of the Consolidated Net Tangible Assets at the time of such additional Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment” means New York City, New York.

“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 307 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Qualified Stock” means any Capital Stock that is not Disqualified Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Capital Stock that are not convertible into or exchangeable into Disqualified Stock.

“R$” means the legal currency of Brazil.

“Rating Agencies” means (i) Fitch, (ii) Moody’s and (iii) S&P or (iv) if any of Fitch, Moody’s or S&P shall not make a rating of the Notes publicly available, a nationally recognized United States securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for any of Fitch, Moody’s or S&P, as the case may be.

“Ratings Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency) after the earlier of the date of public notice of a Change of Control, of an arrangement that could result in a Change of Control, or of Light S.A.’s intention or that of any other Person to effect a Change of Control, the then-applicable rating of the Notes is decreased by one or more categories by at least two Rating Agencies; provided that, any such Ratings Decline is in whole or in part in connection with a Change of Control.

“Receivables” means all rights of the Issuer or any Restricted Subsidiary to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified (or, in the case of future rights to payments, are expected to be identified) in the accounting records of the Issuer or such Restricted Subsidiary, as the case may be, as accounts receivable.

“Record Date” means, for an Interest Payment Date and the Notes, the close of business on the preceding [●] or [●] before the Interest Payment Date occurs.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. or its affiliates which are primary United States government securities dealers and at least two other leading primary United States government securities dealers in New York City reasonably designated by the Issuer; provided, however, that if Citigroup Global Markets Inc. or its affiliates shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend (including pursuant to any defeasance or discharge mechanism), renew, refund, repay, replace, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance any Indebtedness of the Issuer or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness that Refinances Refinancing Indebtedness):

(1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3) such Refinancing Indebtedness is Incurred in an aggregate principal, face or liquidation amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal, face or liquidation amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus premiums, interest and reasonable expenses incurred in connection therewith); and

(4) if the Indebtedness being Refinanced is Subordinated Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced.

“Register” shall have the meaning specified in Section 305.

“Registrar” means the Person who keeps the Register specified in Section 305.

“Regulation S” means Regulation S under the Securities Act.

“Related Business” means any business conducted by the Issuer and the Restricted Subsidiaries on the Issue Date and any business reasonably related, ancillary or complementary thereto (including, without limitation, the energy generation, transmission and sale business and any financing thereof and any provision of any other services in relation to electricity and energy).

“Relevant Date” means, with respect to any payment due from the Issuer, whichever is the later of (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received in New York City, New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders of the Notes in accordance with this Indenture.

“Repayment Date,” when used with respect to any Note to be repaid at the option of the Holder, means the date fixed for such repayment in such Note or pursuant to this Indenture.

“Repayment Price,” when used with respect to any Note to be repaid at the option of the Holder, means the price specified in such Note or pursuant to this Indenture at which it is to be repaid pursuant to such Note.

“Request” means a written request signed in the name of the Issuer by its chief executive officer or chief financial officer together with one other of its executive officers or by its attorney in fact in accordance with its bylaws and delivered to the Trustee.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Payment” has the meaning specified in Section 1106.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Restructuring Support Agreement” means the restructuring support agreement dated June 28, 2024 between, among others, the Issuer, Light SESA, Light S.A. and holders of notes issued by them.

“S&P” means S&P Global Ratings, and its successors.

“Sale and Lease-back Transaction” means any arrangement with any Person (other than the Issuer or a Restricted Subsidiary), or to which any such Person is a party, providing for the leasing to the Issuer or a Restricted Subsidiary for a period of more than three years of any property or assets which property or assets have been or are to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person or to any other Person (other than the Issuer or a Restricted Subsidiary) to which funds have been or are to be advanced by such Person on the security of the leased property or assets.

“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Securities” has the meaning assigned to it in the Recitals to this Indenture and more particularly means any securities authenticated and delivered under this Indenture, provided that the Initial Notes and the Additional Notes shall be treated as a single class of Notes for all purposes under this Indenture. Unless the context otherwise requires, all references to the Securities shall include the Initial Notes and any Additional Notes.

“Securities Act” means the United States Securities Act of 1933, as amended.

“SGX-ST” means the Singapore Exchange Securities Trading Limited.

“SELIC” means, as of any date, the interest rate published on such date by the Central Bank based on the average rate of financing transactions registered in the Clearing and Custody System (Sistema Especial de Liquidação e Custódia - SELIC).

“Senior Indebtedness” means all unsubordinated Indebtedness of the Issuer or of any Restricted Subsidiary, whether outstanding on the Issue Date or Incurred thereafter.

“Significant Subsidiary” means any Restricted Subsidiary that at the time of determination had either (i) assets, which as of the date of the Issuer’s then-most recent consolidated quarterly balance sheet delivered to the Trustee, constituted at least 10% of the Consolidated Total Assets as of such date or (ii) had Consolidated Net Operating Revenues for the twelve-month period ending on the date of the Issuer’s then-most recent consolidated quarterly statement of income delivered to the Trustee which constituted at least 10% of the Issuer’s Consolidated Net Operating Revenues for such period.

“Special Record Date” for the payment of any Defaulted Interest (as defined in Section 308) means a date fixed by the Trustee pursuant to Section 308.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including, with respect to any principal amount which is then due and payable pursuant to any mandatory redemption provision, the date specified for the payment thereof (but excluding any provision providing for the repurchase of any such Indebtedness upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means all Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter Incurred) (1) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement, and (2) which Brazilian law recognizes as being subordinated in relation to the unsecured obligations of the Issuer.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with IFRS as of such date.

“Successor Company” has the meaning specified in Section 801(a).

“Suspended Covenants” has the meaning specified in Section 1122.

“Taxes” has the meaning specified in Section 309(a).

“Taxing Jurisdiction” has the meaning specified in Section 309(a).

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of the United States or any agency thereof or obligations Guaranteed by the United States or any agency thereof;

(2) investments in time deposit accounts, certificates of deposit and money market deposits (collectively, “Deposit Accounts”) issued by a bank or trust company that is organized under the laws of the United States or Brazil or any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of US$50 million (or the equivalent in other currencies) and whose long-term debt is rated “A” (or such similar equivalent rating, including similar equivalent ratings in foreign countries) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types specified in clause (1) above entered into with a bank meeting the qualifications provided in clause (2) above;

(4) investments in commercial paper (i) issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States, Brazil or any other foreign country recognized by the United States with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating, including similar equivalent ratings in foreign countries) or (ii) issued by any Permitted Financial Institution;

(5) investments in securities with maturities of twenty-four months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated on a global scale at least “A” by S&P or “A” by Moody’s (or such similar equivalent rating);

(6) investments in securities with maturities of twenty-four months or less from the date of acquisition issued or fully Guaranteed by Brazil;

(7) certificates of deposit, banker’s acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Brazilian or United States office of any Permitted Financial Institution;

(8) certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any other Brazilian bank or Brazilian branch of an OECD Bank, provided that the short-term credit rating of such Brazilian bank or Brazilian branch of an OECD bank is A-2 or higher by S&P and P-2 or higher by Moody’s; and

(9) investments in money market funds substantially all the assets of which are comprised of investments of the types provided in clauses (1) through (6) above.

For purposes of this definition, “Permitted Financial Institution” means (a) any commercial bank organized under the laws of (i) the United States or any state thereof or (ii) any member country of the Organization for Economic Co-operation and Development (an “OECD Bank”), in each case which has a combined capital and surplus and undivided profits of at least US$500 million (or the equivalent in other currencies) and (b) any Brazilian financial institution so long as the local national scale rating of such Person is “AA” or higher by S&P or Fitch and “Aa” or higher by Moody’s, including, in the case of clauses (a) and (b) above, any branch or wholly owned subsidiary thereof.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“TIA” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this instrument was executed.

“Trustee” means the Person named as the Trustee in the first paragraph of this instrument until a successor Trustee shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean and include each Person who is then a Trustee hereunder.

“U.S.$” or “US$” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“United States” means United States of America.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary pursuant to clause (1) above unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of US$1,000 or less (or the equivalent in other currencies); or

(b) if such Subsidiary has total consolidated assets greater than US$1,000 (or the equivalent in other currencies), then such Investment and designation would be permitted under Section 1106.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(i) such designation shall be deemed an Incurrence of Indebtedness by a Restricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 1107; and

(ii) no Event of Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary, and any such designation of a Subsidiary as an Unrestricted Subsidiary pursuant to clause (1) above, by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding that are normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or other voting members of the governing body of such Person, but excluding such classes of Capital Stock or other interests that are entitled, as a group in a separate cast, to appoint one director of such Person as representative of the minority shareholders.

“Wholly-Owned” means, with respect to any Subsidiary of the Issuer, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s or other similar qualifying shares) is owned by the Issuer and one or more Wholly-Owned Subsidiaries (or a combination thereof).

Section 102. Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel as to legal matters stating that in the opinion of such counsel providing such Opinion of Counsel all such conditions precedent, if any, have been complied with; provided that this Opinion of Counsel shall not be required for the issuance of Initial Notes.

Every certificate or opinion with respect to the compliance by or on behalf of the Issuer with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an officer of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which an Officers’ Certificate is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless counsel providing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Register.

(d) If the Issuer shall solicit from the Holders of Outstanding Notes to give any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of Outstanding Notes at the close of business on such record date, and no other Holders shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders of Outstanding Notes on the record date shall be deemed effective unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this clause shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this clause (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this clause shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer in reliance thereon whether or not notation of such action is made upon such Security.

(f) Without limiting the foregoing, a Holder of Outstanding Notes entitled hereunder to give or take any such action with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

(g) With respect to any record date set pursuant to this Section, the Issuer may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Trustee in writing, and to each Holder in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Issuer shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Section 105. Notices, etc., to Trustee and the Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in English and in writing to or with a Responsible Officer of the Trustee at its Corporate Trust Office, or

(b) the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein or, in the case of a request for repayment, as specified in the Security carrying the right to repayment) if in writing and mailed by first class mail, transmitted by e-mail (with acknowledgement of receipt) or forwarded by overnight courier to the Issuer, addressed to the Issuer at the address of its principal office specified in the first paragraph of this Indenture and below, or at any other address previously furnished in writing to the Trustee by the Issuer:

Issuer: Light S.A. - Em Recuperação Judicial

e-mail: gr_ri@light.com.br and ri@light.com.br
attention: Eduardo Righi Reis

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing.  If the Issuer elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.  The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. References in this paragraph to the “Trustee” shall be deemed to include the “Agents”.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a Holder of a global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 106. Notices to Holders; Waiver. (a) Where this Indenture or any Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing (i) if to the Holder of a non-Global Notes, if mailed, first-class mail, or delivered by courier, by hand or by e-mail to each Holder affected by such event, at its address as it appears in the Register, or (ii) if to the Holder of a Global Note, to the Depositary in accordance with its applicable procedure in each case, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder when such notice is required to be given pursuant to any provision of this Indenture, then such method of notification as shall be made with the approval of Trustee shall constitute a sufficient notification for every purpose hereunder.

(c) Notices shall be deemed to have been given on the date of delivery, mailing or of publication or, if published on different dates, on the date of the first such publication.

(d) Neither the failure to give any notice to a particular Holder of Notes, nor any defect in a notice given to a particular Holder, shall affect the sufficiency of any notice given to another Holder of Notes. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 107. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 108. No Recourse Against Others. No past, present or future director, officer, partner, employee, incorporator, attorney-in-fact, shareholder, controlling Person or member, as such, of the Issuer, any Subsidiary of the Issuer shall have any liability for any obligations of the Issuer, any Subsidiary of the Issuer under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. Such waivers and releases shall be part of the consideration for issuance of the Notes. The waivers may not be effective to waive liabilities under the U.S. federal securities laws or under the Brazilian Corporate Law.

Section 109. Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 110. Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent, any Paying Agent, the Registrar any transfer agent and the Holders (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112. [Reserved].

Section 113. Governing Law. This Indenture and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

Section 114. Consent to Jurisdiction and Service of Process. (a) The Issuer and each Holder of a Security by its acceptance thereof irrevocably consent to the non-exclusive jurisdiction of any court in the State of New York or any United States Federal court sitting in the City of New York and County of New York, and any appellate court from any thereof, and waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Indenture or the Securities, to the extent permitted by law. The Issuer waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture or the Securities in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum, except in relation to certain assets related to services rendered and the concessions held by the Issuer (bens vinculados aos serviços) that cannot, as a matter of Brazilian law, be subject to liens, pledges, security interests, Charges, claims, encumbrances or disposal. The Issuer agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment; provided that service of process is effected upon the Issuer in the manner provided in this Indenture or as otherwise permitted by law. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with this Indenture or the Securities against the Issuer may be instituted in any court of competent jurisdiction in their corporate domicile.

(b) The Issuer agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture or the Securities against the Issuer in any court in the State of New York or any United States Federal court sitting in the City of New York and County of New York, and any appellate court from any thereof, may be made upon Cogency Global Inc. at 122 East 42nd Street, 18th Floor, New York, NY 10168, whom the Issuer irrevocably appoints as its authorized agent for service of process (the “Authorized Agent”). The Issuer represents and warrants that Cogency Global Inc. has agreed to act as its agent for service of process. The Issuer agrees that such appointment shall be irrevocable until the irrevocable appointment by the Issuer of a successor in New York City as authorized agent for such purpose and the acceptance of such appointment by such successor. The Issuer further agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If Cogency Global Inc. shall cease to act as the agent for service of process for the Issuer, the Issuer shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court in the State of New York or any United States Federal court sitting in the City of New York and County of New York, and any appellate court from any thereof, service of process upon Cogency Global Inc., as the authorized agent of the Issuer for service of process, and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

(c) The Issuer covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, including the delivery on an annual basis of a certificate signed by two authorized officers of the Issuer to the Authorized Agent ratifying its appointment hereunder no later than the date occurring on each anniversary of the date on which the Authorized Agent accepted such appointment, that may be necessary to continue the designation of the Authorized Agent pursuant to this paragraph in full force and effect and to cause the Authorized Agent to act as such.

(d) Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

Section 115. Waiver of Immunity. To the extent that the Issuer or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Issuer, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim from the jurisdiction of any of the corporate domicile of the Issuer, New York State or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Issuer, or any other matter under or arising out of or in connection with, the Securities or this Indenture, the Issuer irrevocably and unconditionally waives or will waive such right, and agree not to plead or claim any such immunity and consents to such relief and enforcement, except in relation to certain assets related to services rendered and the concessions held by the Issuer (bens vinculados aos serviços) that cannot, as a matter of Brazilian law, be subject to liens, pledges, security interests, charges, claims, encumbrances or disposal.

Section 116. Legal Holidays. In any case where any Interest Payment Date, redemption date, Repayment Date or Stated Maturity of any Security shall not be a Business Day, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity, as the case may be.

Section 117. Judgment Currency. The Issuer agrees, and each Holder by holding a Note shall be deemed to have agreed, to the fullest extent that they may effectively do so under applicable law, that:

(a) If, for the purpose of obtaining judgment in any court it is necessary to convert the sum due under this Indenture or in respect of the principal of, or premium or interest, if any, on the Securities into a currency other than U.S. dollars in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the payee could purchase U.S. dollars with the Judgment Currency in New York City, New York on the day two Business Days preceding the day on which final judgment is given.

(b) The Issuer’s obligations under this Indenture to make payments of any sum payable by it to a Holder and the Trustee in U.S. dollars shall be discharged only to the extent that, on the Business Day following receipt by the Holder of a Note and the Trustee any sum adjudged to be so due in the Judgment Currency, the Holder of a Note and the Trustee of such Note may, in accordance with normal banking procedures, purchase U.S. dollars with the Judgment Currency.

(c) If the amount of the U.S. dollars so purchased as set forth in clause (a) above is less than the sum originally due to the Holder and/or the Trustee in the Judgment Currency (determined in the manner set forth in clause (b) above), the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder and/or the Trustee of such Note against such loss, and if the amount of the U.S. dollars so purchased exceeds the sum originally due to such Holder, such Holder agrees to remit to the Issuer such excess, provided that such Holder shall have no obligation to remit any such excess as long as the Issuer has failed to pay such Holder any obligations due and payable under such Note, in which case such excess may be applied to the Issuer’s obligations under such Note in accordance with the terms thereof.

Section 118. Counterparts. This instrument may be signed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com, Adobe Fill & Sign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 119. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA Patriot Act”) the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with The Bank of New York Mellon. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 120. Waiver of Jury Trial. EACH OF THE PARTIES HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 121. Publication of Notices; Singapore Stock Exchange. From and after the date the Notes are listed on the Singapore Exchange Securities Trading Limited (“SGX-ST”) and so long as it is required by the rules of such exchange, all notices to Holders shall be published.

Article Two

Form of Notes

Section 201. Forms Generally. The Notes shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements, not inconsistent with the provisions of this Indenture, placed thereon as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, on which the Notes are listed or market on which the Notes are admitted to trading or as may, consistently herewith, be determined by the Person or Persons executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes, subject, with respect to the Notes, to the rules of any securities exchange on which such Notes are listed or market in which the Notes are admitted to trading.

Section 202. Forms of Notes. Each Note shall be in the form of Exhibit A hereto or in one of the forms approved from time to time by or pursuant to a Board Resolution or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, the Issuer shall deliver to the Trustee under cover of an Officers’ Certificate the Board Resolution by or pursuant to which such form of Note has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of Note which has been approved thereby or, if a Board Resolution authorizes a specific Person or Persons to approve a form of Note, a certificate of such Person or Persons approving the form of Note attached thereto.

Notes offered and sold in their initial distribution shall be issued in the form of one or more Global Notes in definitive, fully registered form without interest coupons (“Global Notes”), registered in the name of DTC, as Depositary, or its nominee and deposited with The Bank of New York Mellon, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of The Bank of New York Mellon, as custodian for the Depositary or its nominee, as hereinafter provided.

Section 203. Form of Certificate of Authentication. The forms of certificate of authentication for any Note, as applicable issued pursuant to this Indenture shall be substantially as follows:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture for the Notes due 2026.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

Dated:	_____________________

Section 204. Notes Issuable in the Form of Global Notes. (a) The Notes shall be issued in the form of one or more Global Notes. The Issuer shall execute and the Trustee or its agent shall, in accordance with Section 303 and the Issuer Request delivered to the Trustee or its agent thereunder, authenticate and deliver such Global Notes or Notes which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Notes, (ii) shall be registered in the name of the Depositary for such Global Notes or Notes or its nominee, and (iii) shall be deposited with The Bank of New York Mellon as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Notwithstanding any provision to the contrary, in considering the interests of holders of the Notes while title to the Notes is registered in the name of a nominee of DTC, the Trustee and the Agents may (but will not be obliged to) rely conclusively upon any information made available to it by DTC as to the identity (either individually or by category) of its participants with entitlements to Notes and may (but will not be obliged to) consider such interests as if such accountholders were the Holders of the Notes.

(b) Notwithstanding any other provisions of this Section 204 or of Section 305, but subject to the provisions of clause (c) below, unless the terms of a Global Note expressly permit such Global Note to be exchanged in whole or in part for individual Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 305, only to a nominee of the Depositary for such Global Note, to the Depositary, to a successor Depositary for such Global Note selected or approved by the Issuer or to a nominee of such successor Depositary.

(c) (i) If at any time the Depositary for a Global Note notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or if at any time the Depositary for the Notes ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, the Issuer shall appoint a successor Depositary with respect to such Global Note. If a successor Depositary for such Global Note is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer shall execute, and the Trustee or its agent, upon receipt of an Order for the authentication and delivery of individual certificated Notes in exchange for such Global Note, shall authenticate and deliver, without service charge to Holders (at the Issuer’s sole cost and expense), individual Notes of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.

(ii) If an Event of Default under the Notes has occurred and is continuing and the Holder of a Note shall have requested that the Issuer issue to such beneficial holder its proportionate interest in a Global Note, the Issuer agrees to execute and the Trustee shall authenticate and deliver at the Issuer’s sole cost and expense, in exchange for such Global Note, individual certificated Notes of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Notes represented by such Global Note or Notes.

(iii) If specified by the Issuer pursuant to Section 202 with respect to the Notes issued or issuable in the form of one or more Global Notes, the Depositary for such Global Note or Notes may surrender such Global Note or Notes in exchange in whole or in part for individual certificated Notes of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee or its agent shall authenticate and deliver, without service charge to Holders (at the Issuer’s sole cost and expense), (1) to each Person specified by such Depositary, a new Note or Notes of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Note or Notes; and (2) to such Depositary, a new Global Note or Notes of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Note or Notes and the aggregate principal amount of Notes delivered to the Holders thereof.

(iv) Upon the exchange of the entire principal amount of a Global Note for individual certificated Notes, such Global Note shall be canceled by the Trustee or its agent. Except as provided in the preceding clause, Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Notes to the Persons in whose names such Notes are so registered.

(d) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Notes will, upon transfer, cease to be an interest in such Global Notes and become an interest in the other Global Notes and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Notes for as long as it remains such an interest.

(e) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture.

Section 205. [Reserved].

Article Three

THE Notes

Section 301. General Title; General Limitations. Subject to the provisions of Section 313, the aggregate principal amount of Notes which may be authenticated and delivered and Outstanding as of the Issue Date under this Indenture is U.S.$[●].

All Notes under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority or distinction on account of the actual time of the authentication or delivery of such Notes.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling in all respects.

The Notes shall only be issued in fully registered form, without coupons.

Section 302. Denominations. The Notes shall be issued only in U.S. dollars with a minimum denomination of U.S.$1.00 (one dollar) and any integral multiple of U.S.$1.00 (one dollar) in excess thereof (unless otherwise specified).

Section 303. Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of the Issuer by its chief executive officer or chief financial officer together with one other of their executive officers or by its attorney-in-fact in accordance with its bylaws. The signature of any of these officers or attorneys on the Notes may be manual or facsimile.

The Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers or agents of the Issuer shall bind the Issuer notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Notes shall be issued to the applicable Holder on the Issue Date, except (i) Notes issued in connection with the transfer, exchange or replacement of existing Notes as provided in this Article, and (ii) Additional Notes issued in accordance with Section 313. Upon delivery by the Issuer of any Notes executed by the Issuer to the Trustee for authentication, the Trustee shall, upon an Order, authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Prior to any such authentication and delivery the Trustee shall be entitled to receive, in addition to any Officers’ Certificate or Opinion of Counsel required to be furnished to the Trustee pursuant to Section 102, and any requirements for the issuance of Additional Notes (if applicable), an Opinion or Opinions of Counsel stating that:

(1) among other things, the Issuer has the corporate power to issue such Notes, and such Notes have been duly authorized and delivered by the Issuer, and, assuming due authentication and delivery by the Trustee, constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfers, moratorium, and similar laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity), equally and ratably with all other Notes, if any, Outstanding; and

(2) such other matters as the Trustee may reasonably request;

provided that the Opinion of Counsel stating that all conditions precedent, if any, have been complied with, shall not be required for the Initial Notes.

The Trustee shall not be required to authenticate such Notes if the issue thereof will adversely affect the Trustee’s own rights, duties, indemnities, or immunities under the Securities and this Indenture.

Unless otherwise provided in the form of Notes, all Notes shall be dated the date of their authentication.

No Notes shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Notes a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or facsimile signature of an authorized officer, and such certificate upon any Notes shall be conclusive evidence, and the only evidence, that such Notes have been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Paying Agent for cancellation as provided in Section 311, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and not be entitled to the benefits of this Indenture.

Section 304. Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute and, upon receipt of the documents required by Section 303, together with an Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 1102, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations and of like tenor and terms. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Upon any exchange of a portion of a temporary Global Note for a definitive Global Note or for the individual Notes represented thereby pursuant to this Section 304 or Section 305, the temporary Global Note shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Note shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 305. Registration, Transfer and Exchange. The Issuer shall keep or cause to be kept a register (herein sometimes referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and for transfers of Notes. Any such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection by the Trustee at the office or agency to be maintained by the Issuer as provided in Section 1102.

Subject to Section 204, upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 1102, the Issuer shall execute, and the Trustee, upon receipt of an Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms.

Subject to Section 204, at the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

Unless otherwise provided in the Note to be transferred, combined, divided or exchanged, no service charge shall be made on any Holder for any transfer or exchange of Notes, but the Issuer and the Trustee may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 304 or Section 1005 not involving any transfer.

The Issuer and the Registrar shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days prior to selection for redemption through the applicable Redemption Date, (ii) to transfer or exchange any Note so selected for redemption in whole or in part, except for the portion of such Note not so selected for redemption or (iii) to transfer or exchange any Note between any Record Date and the related Interest Payment Date.

None of the Issuer, the Trustee, any agent of the Issuer or the Trustee, any Paying Agent, the Registrar or any transfer agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures. The Trustee, any agent of the Trustee, any Paying Agent, the Registrar and any transfer agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, any agent of the Trustee, any Paying Agent, the Registrar and any transfer agent shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Note) as the sole Holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Issuer, the Trustee, any agent of the Trustee, any Paying Agent, the Registrar or any transfer agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any Holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

None of the Trustee, the Paying Agent, the Registrar, the transfer agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Issuer initially appoints the Trustee to act as Registrar and transfer agent for the Notes on its behalf. The Issuer may at any time and from time to time authorize any Person to act as Registrar or transfer agent in place of or in addition to the Trustee with respect to any Notes issued under this Indenture.

Section 306. [Reserved]. Mutilated, Destroyed, Lost and Stolen Notes. If (i) any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer and the Trustee such Note or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and, upon receipt of an Order, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note or in exchange for such mutilated Note, a new Note of like tenor, Stated Maturity and principal amount, and bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Agents) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note or in exchange for such mutilated Note thereof shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Note issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Note.

Section 308. Payment of Interest; Interest Rights Preserved. The Notes will bear interest at the rate per annum of 4.375%. The Issuer will pay interest on overdue principal at 1% per annum in excess of such rate. Interest on the Notes will be payable semi-annually on [●] and [●] of each year, commencing on [●], 2024, to the person in whose name a Note is registered at the close of business on the preceding [●] or [●]. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Record Date by virtue of its having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Issuer, at its election as provided in clause (a) or clause (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names any such Note (or its Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee (or its agents) in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment (which may not be earlier than 15 days after the date of such notice), and at the same time the Issuer shall deposit with the Trustee (or its agents) an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuer shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered to the Holder of each such Note in accordance with Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or its Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed or market in which the Notes may be admitted to trading.

If any installment of interest on a Note, the Stated Maturity of which is on or prior to the redemption date for any Note called for redemption pursuant to Article Twelve, is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the redemption price of such Note.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 309. Taxation. (a) All payments made by the Issuer under or in respect of the Notes shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or within Brazil or any other jurisdiction in which the Issuer is organized or resident for Tax purposes or within or through which payment is made or by, on behalf of, or within any political subdivision or taxing authority therein (a “Taxing Jurisdiction”), unless such withholding or deduction is required by law. In the event that any such withholding or deduction is required, the Issuer shall pay in U.S. dollars such additional amounts (“Additional Amounts”) as will result in a net payment to a Holder or beneficial owner of a Note of the U.S. dollar amount that would otherwise have been receivable by such Holder or beneficial owner of a Note in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

(i) in respect of any Taxes that would not have been so imposed on such Notes but for the existence of any present or former connection between the relevant Holder or beneficial owner of the Note or any payment in respect of such Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction, other than the mere acquisition, holding, enforcement or receipt of payment in respect of the Notes;

(ii) in respect of any Taxes that would not have been so withheld or deducted if the Notes had been presented for payment within 30 days after the Relevant Date;

(iii) in respect of any Taxes that would not have been so imposed on such Notes if the Holder or the beneficial owner of the Notes had made a declaration of non-residence any other claim or filing for exemption to which it is entitled, provided that (1) such declaration of non-residence or other claim or filing for exemption is required under the applicable law, regulations or administrative practice of any Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or part of such Taxes, and (2) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required, the relevant Holder or beneficial owner at that time has been notified by the Issuer or any other person through whom payment may be made, that a declaration of non-residence or other claim or filing for exemption is required to be made;

(iv) in respect of any estate, inheritance, gift, value added sales, use, excise, transfer, personal property or similar Taxes;

(v) in respect of any Taxes payable other than by withholding or deduction;

(vi) in respect of any payment to a Holder of Notes that is a fiduciary, partnership or any Person other than the sole beneficial owner of such payment or Notes, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Notes would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Notes;

(vii) in respect of any combination of clauses (i) through (vi) above.

References to principal and interest in respect of the Notes shall be deemed also to refer to any Additional Amounts which may be payable as set forth herein or in the Notes.

(b) The Issuer shall furnish to the Paying Agent, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Issuer, or, if such receipts are not obtainable, other evidence of such payments as deemed reasonably satisfactory by the Issuer. Copies of such documentation shall be made available by the Issuer to the Holders or the Trustee and the Paying Agent.

(c) The Issuer shall, within 10 Business Days of a written request by another Party to this Indenture, supply to that other Party such forms, documentation and other information relating to it, its operations, or the Notes as that other Party reasonably requests for the purposes of that other Party's compliance with Applicable Law and shall notify the relevant other Party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such Party is (or becomes) inaccurate in any material respect; provided, however, that no Party shall be required to provide any forms, documentation or other information pursuant to this Section 309(c) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such Party and cannot be obtained by such Party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such Party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

For purposes of this Section 309:

“Applicable Law” means any law or regulation including, but not limited to: (i) any domestic or foreign statute, constitution, rule, judicial interpretation or directive (whether or not having the force of law) or regulation; (ii) any rule, custom or practice and/or the requirements of any Authority, stock exchange, clearing house or central book-entry settlement system, trading registration, central depositary system or self-regulatory organization by which any party is/are bound or with which any party is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any party.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature im-posed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.

The Issuer shall notify the Trustee and the Agents in the event that it determines that any payment to be made by the Trustee or any Agent under the Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligation under this Section 309(c) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Notes, or all of the foregoing.

Notwithstanding any other provision of this Indenture, each of the Trustee and Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Trustee or the Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 309(c).

(d) The Issuer shall promptly pay when due any present or future stamp, court or similar documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of any Taxing Jurisdiction (other than those resulting from or required to be paid in connection with the enforcement of the Notes or any other document or instrument in relation thereto following the occurrence and during the continuance of any Default with respect to the Notes) and except as provided in Section 305. The Issuer shall indemnify and make whole the Trustee, the Agents, and the Holders of Securities for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by the Issuer as provided in this clause (c) paid by such Holders, the Agents or the Trustee.

(e) At least 10 Business Days prior to the first Interest Payment Date (and at least 10 Business Days prior to each succeeding Interest Payment Date if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate), the Issuer, as applicable, shall furnish to the Trustee and each Paying Agent an Officers’ Certificate instructing the Trustee and each Paying Agent whether payments of principal of or interest on the Notes due on such Interest Payment Date shall be without deduction or withholding for or on account of any Taxes. If any such deduction or withholding shall be required, prior to such Interest Payment Date, the Issuer shall furnish the Trustee and each such Paying Agent with an Officers’ Certificate which specifies the amount, if any, required to be withheld on such payment to Holders of the Notes and certifies that the Issuer shall pay such withholding or deduction. Any Officers’ Certificate required by this Indenture to be provided to the Trustee and any Paying Agent for these purposes shall be deemed to be duly provided if delivered electronically to the Trustee and such Paying Agent. The Issuer covenants to indemnify the Trustee and any other Paying Agents for, and to hold each harmless against, any loss, liability or expense incurred without negligence or willful misconduct on their part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this clause or the failure to furnish any such certificate.

(f) The obligations contained in this Section shall survive any termination, defeasance or discharge of this Indenture, any transfer of the Securities by a Holder of the Notes or beneficial owner of the Notes, and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to the Issuer.

Section 310. Persons Deemed Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 308) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 311. Cancellation. All Notes surrendered for payment, redemption, transfer, conversion or exchange or credit against a sinking fund, if any, shall, if surrendered to any Person other than the Paying Agent, be delivered to the Paying Agent and, if not already canceled, shall be promptly canceled by the Paying Agent. The Issuer may at any time deliver to the Paying Agent for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Paying Agent. No Note shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. The Paying Agent shall dispose of all canceled Notes in accordance with its customary procedures and shall deliver, upon written request, a certificate of such disposition to the Issuer.

Section 312. Computation of Interest. Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months.

Section 313. Additional Notes. Subject to the limitations set forth under Section 1107, the Issuer may issue additional Notes having identical terms and conditions as the Notes (the “Additional Notes”).

The Issuer will only be permitted to issue such Additional Notes if, at the time of such issuance, the Issuer is in compliance with the covenants contained in this Indenture.

Any Additional Notes will be part of the same issue as the Notes, that the Issuer is currently offering and will vote on all matters with the Holders of the Notes, respectively; provided, however, such Additional Notes shall be issued under a separate CUSIP or ISIN number than the outstanding Notes, unless such Additional Notes are fungible with such Notes for U.S. federal income tax purposes.

With respect to any Additional Notes, the Issuer shall set forth in resolutions of their respective Board of Directors and in Officers’ Certificates, a copy of each of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2) the issue price, the issue date, the CUSIP or ISIN number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue.

The Trustee shall, upon receipt of the Board Resolutions, an Opinion of Counsel and an Officers’ Certificate from the Issuer, authenticate the Additional Notes in accordance with the provisions of Section 203 of this Indenture.

Section 314. CUSIP, ISIN or Other Similar Numbers. The Issuer in issuing the Notes may use “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and the Trustee and the Agents shall use CUSIP, ISIN or other similar numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee and the Agents in writing of any change in CUSIP, ISIN or other similar numbers.

Section 315. Ranking. The Notes will be the senior unsecured obligations of the Issuer, ranking pari passu with all of the Issuer’s other senior unsecured obligations (except those obligations preferred by operation of law). The Notes will be effectively subordinated to the Issuer’s secured Indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future Indebtedness of any Subsidiary of the Issuer.

Article Four

SATISFACTION AND DISCHARGE

Section 401. Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes and the rights, powers, trust, duties, immunities and indemnities of the Trustee and the obligations of the Issuer with respect thereto, as expressly provided for herein) as to all Outstanding Notes, and the Trustee, on demand of and at the expense of the Issuer, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(1) all Notes theretofore authenticated and delivered (other than (i) lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 307, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 1103) have been delivered to the Paying Agent for cancellation; or

(2) all Notes not theretofore delivered to the Paying Agent for cancellation (i) have become due and payable or (ii) are subject to irrevocable instructions that have been given for redemption within 60 days upon giving of notice of redemption by the Issuer, in the form delivered to the Trustee by the Issuer, in the name, and at the expense, of the Issuer, and, in each case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee (or its agent) funds and/or U. S. Government Obligations without reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Paying Agent for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment;

(b) the Issuer has paid or caused to be paid all other sums payable hereunder and under the Notes, including without limitation any amounts due to the Trustee and the Agents under this Indenture and the Notes (including indemnity payments); and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 607 shall survive and the obligations of the Trustee under Section 403 and Section 1103 shall survive.

Section 402. [Reserved].

Section 403. Application of Trust Money. All money and obligations deposited with the Trustee pursuant to Section 401 or Article Fourteen and all money received by the Trustee in respect of such obligations shall be held in trust and applied by it, in accordance with the provisions of the Securities in respect of which it was deposited and this Indenture, to the payment, either directly or through an agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money and obligations have been deposited with or received by the Trustee.

Article Five

REMEDIES

Section 501. Events of Default. “Event of Default,” wherever used herein, means with respect to any Notes any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) a default for 30 days in payment of any interest or Additional Amounts when the same becomes due and payable; or

(2) a default in payment of principal of or premium, if any, on the Notes when the same becomes due and payable, upon optional redemption, upon required purchase or, upon declaration of acceleration; or

(3) a failure by the Issuer or any Restricted Subsidiary to comply with the provisions under Article Eight; or

(4) a failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions set forth under Section 1106, Section 1107, Section 1108, Section 1109, Section 1111, Section 1113 or Section 901 and continuance of such non-compliance for a period of 45 consecutive days after written notice is given to the Issuer by the Trustee or to the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes; or

(5) a default in the performance, or breach, of any other covenant or obligation of the Issuer or any Restricted Subsidiary in this Indenture and continuance of such default or breach for a period of 60 consecutive days after written notice specifying such default or breach is given to the Issuer by the Trustee or to the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes; or

(6) with respect to any Indebtedness of Issuer, either of the Issuer or any Significant Subsidiary of the Issuer having an outstanding principal amount of U.S.$30.0 million (or the equivalent thereof at the time of determination) or more in the aggregate for all such Indebtedness of all such Persons there occurs: (i) an event of default that results in such Indebtedness being due and payable prior to its scheduled maturity or (ii) failure to make a payment of principal, interest or any other amount due thereunder when due and such defaulted payment is not made, waived or extended within the applicable grace period; or

(7) except as permitted hereof, the Issuer shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Issuer, or any Person acting on behalf of the Issuer, shall contest the enforceability of this Indenture thereof in a pleading in any court of competent jurisdiction or similar body; or

(8) an involuntary case or other proceeding is commenced against the Issuer with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, síndico, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or a final order for relief is entered against the Issuer under the applicable bankruptcy laws then in effect, and such final order is not being contested by the Issuer in good faith, or has not been dismissed, discharged or otherwise stayed, in each case within 60 days of being made; or

(9) the Issuer (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, recuperação judicial or other relief with respect to itself or its debts or any guarantee under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, síndico, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for all or substantially all of the property the Issuer or (iii) effects any general assignment for the benefit of creditors; or

(10) a failure by the Issuer that, taken together (as of the latest audited financial statements for the Issuer), would constitute the Issuer to pay final, non-appealable, court judgments or arbitration decisions for the payment of money aggregating in excess of U.S.$30.0 million (or the equivalent in other currencies) (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid (whether in full or in installments or as required pursuant to the conditions in accordance with terms of the judgment or decision), discharged or stayed within a period of 60 days after the date such judgment or decision becomes final and non-appealable or, if later, the date or dates specified therein for payment; or

(11) (i) all or substantially all of the undertakings, assets or revenues of the Issuer is condemned, seized or otherwise appropriated by the Person acting under the authority of any national, regional or local government or the Issuer is prevented by any such Person from exercising normal control over all or substantially all of its undertakings, assets and revenues, and the continuation of such situation for a period of more than 30 days or (ii) the cancellation, revocation, intervention, suspension, early termination or transfer to a third party of any concession, and the continuation of such situation for a period of more than 60 days.

The Issuer shall deliver to the Trustee, within 5 Business Days after an Officer of the Issuer obtains actual knowledge of any Default or Event of Default, if such Default or Event of Default is continuing, written notice in the form of an Officers’ Certificate of such Default or Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a Payment Default) unless a written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

Section 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default provided in clause (8) or (9) of Section 501 occurs and is continuing, then and in each and every such case, the unpaid principal amount of all the Notes then Outstanding and all accrued interest on the Notes shall, without any notice to the Issuer or any other act on the part of the Trustee or any Holder, become and be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If any other Event of Default set forth in Section 501 occurs and is continuing with respect to the Notes, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding hereunder may by written notice to the Issuer (and to the Trustee if given by the Holders) or the Trustee at the written request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (and subject to being indemnified and/or secured and/or prefunded to its satisfaction by the Holders) shall declare the principal amount of all the Notes then Outstanding and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the Indenture, in the Notes contained to the contrary notwithstanding.

The right of the Holders of Notes to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. At any time after such a declaration of acceleration has been made with respect to the Notes and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Issuer has paid or deposited with the Trustee (or its agent) a sum sufficient to pay

(A) all overdue installments of interest on the Notes,

(B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Notes, to the extent that payment of such interest is lawful,

(C) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Notes, to the extent that payment of such interest is lawful as established by Section 308 of the Indenture, and

(D) all sums paid or advanced by the Trustee and the Agents hereunder and the compensation and properly incurred expenses, disbursements and advances of the Trustee and the Agents, their respective agents and counsel and all other amounts due to the Trustee and the Agents under Section 607 (including indemnity payments);

and

(2) all Events of Default, other than the nonpayment of the principal and accrued interest of the Notes which have become due solely by such acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

If an Event of Default occurs and is continuing, the Trustee may, and shall, upon written request of Holders of at least 25% in aggregate principal amount of Notes Outstanding and subject to being indemnified, prefunded and/or secured to its satisfaction) pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

(a) default is made in the payment of any installment of interest on any Notes when such interest becomes due and payable, or

(b) default is made in the payment of the principal of (or premium, if any, on) any Notes at the Maturity thereof, or

(c) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Notes,

and any such default continues for any period of grace provided with respect to the Notes, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Note, the whole amount then due and payable on any such Note and interest, with interest, to the extent that payment of such interest shall be legally enforceable, upon the overdue principal (and premium, if any) and upon overdue installments of interest, to the extent lawful, at 1% per annum (or, if lower, the maximum default rate permitted by the Central Bank from time to time) in excess of such rate; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee and the Agents, their respective agents and counsel and all other amounts due to the Trustee and the Agents under Section 607 (including indemnity payments).

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Notes, wherever situated.

Notwithstanding the foregoing and regardless of any contrary provision in this Indenture, the Trustee shall not be obliged to take any action with respect to enforcing the Notes unless it has been first instructed in writing by the requisite number of Holders in accordance with this Indenture and received satisfactory indemnity, security and/or prefunding with respect to such instruction. Under no circumstances will the Trustee be liable to any person with respect to any action it takes or does not take when acting upon an instruction of Holders provided to it under this Indenture.

If an Event of Default occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders by appropriate judicial proceedings in order to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise,

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the compensation and properly incurred expenses, disbursements and advances of the Trustee and the Agents, their respective agents and counsel and all other amounts due to the Trustee and the Agents under Section 607 (including indemnity payments)) and of the Holders allowed in such judicial proceeding; and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official under any applicable bankruptcy law) in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation and properly incurred expenses, disbursements and advances of the Trustee and the Agents, their respective agents and counsel, and any other amounts due to the Trustee and the Agents under Section 607(including indemnity payments).

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation and properly incurred expenses, disbursements and advances (including indemnity payments) of the Trustee and the Agents, their respective agent and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 506. Application of Money Collected. Any money collected by the Trustee with respect to any Notes pursuant to this Article or, after an Event of Default, any money or other property distributable in respect of the Issuer’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee and the Agents (including any predecessor trustee and agent) under Section 607;

SECOND: To the payment of the amounts then due and unpaid upon the Notes of principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: To the Issuer.

Section 507. Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders of Notes have offered to the Trustee indemnity, security and/or prefunding satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, security and/or prefunding has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders. Such limitations, however, shall not apply to the rights of the Holder of any Notes Outstanding, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest, if any, on such Notes and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest on such Note on the respective due date expressed in such Note (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative. Except as otherwise provided in the last clause of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512. Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities; provided that

(a) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed conflicts with any law or the provisions of this Indenture or if the Trustee in good faith shall determine that such action would be prejudicial to the Holders not taking part in such direction;

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c) the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security, prefunding and/or indemnity satisfactory to the Trustee against any loss, liability or expense it may incur.

Section 513. Waiver of Past Defaults. Subject to Section 502, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders waive an existing Default or Event of Default hereunder and its consequences, except:

(a) a Payment Default, or a default in the payment of any sinking or purchase fund or analogous obligation with respect to the Securities, or

(b) in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Note.

Upon any such waiver, such default shall cease to exist, and any Default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 514. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess costs, including attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes to which the suit relates, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective due date expressed in such Note (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date).

Section 515. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article Six

THE TRUSTEE

Section 601. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to any Securities:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

(1) this subsection shall not be construed to limit the effect of subsections (a) or (d) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602. Notice of Defaults. Within 90 days after a Responsible Officer of the Trustee receives written notice of any Default hereunder with respect to the Securities at the Corporate Trust Office of the Trustee, the Trustee shall transmit to all Holders, in accordance with Section 106, notice of such default hereunder, unless such Default shall have been cured or waived; provided, however, that, except in the case of any Default of the character specified in Section 501(3) with respect to the Securities no such notice to Holders shall be given until at least 30 days after the occurrence thereof. The Trustee shall not be deemed to have knowledge of any Default or Event of Default (other than a Payment Default), unless a Responsible Officer of the Trustee shall have received written notice of such event, referencing the Securities and this Indenture, at the Corporate Trust Office of the Trustee, and the receipt and/or delivery of reports and other information under this Indenture by the Trustee shall not constitute notice or actual or constructive knowledge of any Default or Event of Default contained therein.

Section 603. Certain Rights of Trustee. Subject to Section 601:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security, prefunding and/ or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, delegates or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of or for the supervision or monitoring of any agent, delegates or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;

(j) no permissive power or authority available to the Trustee shall be construed as a duty;

(k) notwithstanding any provision to the contrary and in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), whether or not foreseeable and irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. This Section 603(k) shall survive the redemption or maturity of the Notes, the termination of this Indenture, and the termination (whether by resignation or otherwise) of the appointment of the Trustee;

(l) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified and resign, are extended to, and shall be enforceable by, The Bank of New York Mellon in their capacities as Paying Agent, transfer agent and Registrar hereunder, and each agent, custodian and other Person employed to act hereunder;

(m) the Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(n) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, third-party computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world; nuclear or natural catastrophes; political unrest; explosion; severe weather or accident; terrorism; strikes or work stoppages for any reason; embargo; government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Indenture; the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; any other causes beyond the Trustee’s control whether or not of the same class or kind as specified above it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances;

(o) the Trustee shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Indenture, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document related hereto, or (iii) the satisfaction of any condition set forth in this Indenture;

(p) the Trustee shall not be liable for failing to comply with its obligations under this Indenture in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other person which are not received or not received by the time required; and

(q) by accepting the Notes, Holders shall be deemed to have acknowledged, agreed and confirmed that they have reviewed and approved the form and the terms and conditions of this Indenture and the Notes. Each Holder shall be solely responsible for making its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer and the Notes and acknowledges, confirms and agrees that the Trustee shall not at any time have any responsibility for the same and no Holder shall rely on the Trustee in respect thereof.

Section 604. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein, in the Securities, in any documents issued in connection with the sale of Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee or any Authenticating Agent makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof. The Trustee shall not be responsible for making or verifying any calculation with respect to any matter under this Indenture. The Issuer shall be responsible for making and verifying all calculations under this Indenture and, upon request, provide evidence of any such calculation to the Trustee, the Agents, and the Holders; provided that, to the extent any calculation is required under this Indenture, the Issuer shall submit to the Trustee an Officer’s Certificate describing in detail such calculations, and the Trustee shall be permitted to deliver a copy of such Officer’s Certificate to any Holder, upon request of such Holder, and/or deliver such Officer’s Certificate to all Holders through the clearing systems. The Trustee shall have no duty to monitor or investigate the Issuer’s compliance (financial or otherwise) with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.

Section 605. May Hold Securities. The Trustee, any Paying Agent, the Registrar, the transfer agent or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and may deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Registrar, the transfer agent or such other agent.

Section 606. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or the investment of any money received by it hereunder except as otherwise agreed with the Issuer in writing.

Section 607. Compensation and Reimbursement. The Issuer agrees:

(a) to pay to the Trustee from time to time compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). If any payment to a Holder of moneys due in respect of any Note is improperly withheld or refused or delayed, such remuneration will accrue as from the date of such withholding or refusal or delay until payment to such Holder is duly made;

If an Event of Default shall have occurred, or if the Trustee finds it expedient or necessary, or is requested to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Indenture and the Notes, the Issuer will pay such additional remuneration which shall be calculated in accordance with the Trustee’s normal hourly rates in force from time to time;

(b) to reimburse the Trustee upon its request for all properly incurred expenses and disbursements incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the properly incurred expenses and disbursements of its agents, counsel, accountants and experts), except any such expense or disbursement as may be attributable to its own gross negligence or willful misconduct (as determined by the final judgment of a court of competent jurisdiction no longer subject to appeal or review); and

(c) to indemnify each of the Trustee or any predecessor Trustee and their respective directors, officers, agents, and employees (each, an “Indemnified Party”) for, and to hold them harmless against, any and all loss, damage, claim, liability or expense, including taxes, arising out of or in connection with (A) this Indenture, the exercise or performance of its powers and duties hereunder, and the acceptance or administration of this trust, including the costs and expenses of defending itself against or investigating any claim (whether asserted by the Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers, duties or rights hereunder, or (B) in connection with enforcing the provisions of this Indenture or (C) the fees, expenses and disbursements of the Trustee's agents and advisor and other persons not regularly with the Trustee's employ; provided, however, that the Issuer will not indemnify against any loss, liability or expense incurred by an Indemnified Party as a result of its own gross negligence or willful misconduct, as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review.

As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities. The Trustee’s right to receive payment under this Section shall not be subordinated to any other liability or indebtedness of the Issuer, except as otherwise required by law. The obligations of the Issuer set forth in this Section 607 shall survive the payment in full of all amounts due and owing hereunder and under the Securities, the termination for any reason of this Indenture, the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after the occurrence of an Event of Default under Section 501(6) or Section 501(7), the expenses and the compensation for the services are intended to constitute expenses of administration under the United States Bankruptcy Code (Title 11 of the United States Code) or any applicable federal or state bankruptcy, insolvency or similar laws or analogous foreign law for the relief of debtors; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section or Section 506.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 608. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee at all times that satisfy the requirements of TIA §310(a) hereunder with respect the Securities, which shall be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$50,000,000, and subject to supervision or examination by U.S. Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to any Securities shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six. The Trustee shall comply with TIA §310(b); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 609. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the retiring Trustee may (on behalf of and at the expense of the Issuer) appoint its own successor or the retiring Trustee (at the expense of the Issuer) or the Issuer may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

(c) The Trustee may be removed at any time upon not less than 30 days’ prior written notice by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer.

(d) If at any time:

(1) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

(2) the Trustee shall become incapable of acting with respect to the Securities, or

(3) the Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by a Board Resolution may remove the Trustee, with respect to the Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, the Trustee, at the expense of the Issuer or any Holder who has been a bona fide Holder of a Security for at least six months may on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities and each appointment of a successor Trustee with respect to the Securities to the Holders of Securities, in accordance with Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 610. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee; but, on request of the Issuer or the successor Trustee, such predecessor Trustee shall, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the predecessor Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607. Upon request of any such successor Trustee and the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Trustee with respect to the Securities, the Issuer, the predecessor Trustee and each successor Trustee with respect to the Securities shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities as to which the predecessor Trustee is not being succeeded shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. No successor Trustee with respect to any Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 611. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 612. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA§311(b). A Trustee who has resigned or been removed shall be subject to TIA§ 311(a) to the extent indicated.

Section 613. Reports by Trustee to Holders. Within 60 days after the yearly anniversary of the Issue Date, beginning with the anniversary in 2025, the Trustee shall, to the extent that any of the events described in TIA §313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA §313(a). The Trustee also shall comply with TIA §§313(b), 313(c) and 313(d).

Section 614. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee, with the approval of the Issuer (not to be unreasonably withheld or delayed), may appoint an Authenticating Agent or Authenticating Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 307, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by U.S. federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Securities with respect to which such Authenticating Agent will serve, in accordance with Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the certificate of authentication, an alternate certificate of authentication in the following forms:

This is one of the Notes referred to in the within-mentioned Indenture for the Notes due 2026.

THE BANK OF NEW YORK MELLON, AS TRUSTEE

[Name of Authenticating Agent],
As Authenticating Agent

By:
Name:
Title:

Dated: _____________________

Article Seven

HOLDERS’ LISTS
AND ISSUER INFORMATION

Section 701. Issuer to Furnish Trustee Names and Addresses of Holders. The Issuer shall furnish or cause to be furnished to the Trustee:

(a) semi-annually, not more than 15 days after each Record Date, in each year in such form as the Trustee may reasonably require, a list of the names and addresses of the Holders as of such date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

Section 702. Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

Section 703. Issuer to Furnish Information. (a) The Issuer shall furnish, upon request, to any Holder, any owner of a beneficial interest in any Note or any prospective purchaser designated by a Holder any information required to be delivered to shareholders under Brazilian law and regulation. Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants contained in this Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officers’ Certificate).

(b) For so long as any of the Notes are Outstanding, the Issuer shall make the information specified in clause (a) above available at the offices of each paying agent.

Section 704. Communication by Holders of Notes with Other Holders of Notes. Any Holder, or group of Holders or beneficial owners, holding in the aggregate more than 10% in principal amount of outstanding Notes may communicate with other Holders with respect to their rights under this Indenture or the Notes. The Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Article Eight

CONSOLIDATION, MERGER, CONVEYANCE, SALE OR LEASE

Section 801. The Issuer May Consolidate, etc., only on Certain Terms. (a) The Issuer shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to, any Person, unless:

(i) the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the Issuer’s assets, as the case may be, is a Person (the “Successor Company”) organized and existing under the laws of Brazil or the United States of America (including any State thereof or the District of Columbia), and the Successor Company expressly assumes, by a supplemental indenture to this Indenture, executed and delivered to the Trustee, all of the Issuer’s obligations under the Notes and this Indenture;

(ii) immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

(iii) immediately after giving effect to such transaction, either (i) the Successor Company or the Issuer, as the case may be, would be able to Incur at least US$1.00 of Indebtedness pursuant to Section 1107(a) or (ii) the Net Debt to Adjusted EBITDA Ratio of the Successor Company or the Issuer, as the case may be, would be no greater than the Covenant Net Debt Adjusted EBITDA Ratio of the Issuer immediately prior to such transaction;

(iv) the Issuer shall have by supplemental indenture confirmed that its obligations shall apply to the Successor Company's or the Issuer's, as the case may be, obligations in respect of this Indenture, the Notes;

(v) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Indenture; and

(vi) the Issuer shall have delivered to the Trustee a written opinion from U.S. external counsel reasonably acceptable to the Trustee to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; provided, that clauses (ii) and (iii) do not apply to the consolidation or merger of the Issuer with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Issuer.

Section 802. Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance with Section 801, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and thereafter the predecessor company shall be relieved of all obligations and covenants under this Indenture.

Section 803. [Reserved].

Article Nine

[Reserved]

Article Ten

SUPPLEMENTAL INDENTURES

Section 1001. Supplemental Indentures Without Consent of Holders. Without the consent of the Holders, the Issuer, when authorized by a Board Resolution, and the Trustee (upon an Order), at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(1) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder; or

(2) to evidence the Issuer’s merger and to provide for the assumption by a successor Person of the obligations of the Issuer under this Indenture; or

(3) to cure any ambiguity, defect or inconsistency contained herein; or

(4) to secure the Notes; or

(5) to add to the covenants of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer; or

(6) to make certain changes to provide for the issuance of Additional Notes in accordance with this Indenture.

No supplemental indenture for the purposes identified in clauses (1), (3), (5) or (6) above may be entered into, if to do so would adversely affect the interest of the Holders of Securities.

Section 1002. Supplemental Indentures with Consent of Holders. Modification and amendments to this Indenture, to any supplemental indenture, to the terms and conditions of the Notes or to the rights of the Holders of the Notes, and any existing Default or compliance with any provision may be made or waived, with the written consent of the Holders of at least a majority in aggregate principal amount of Outstanding Notes; provided that, no such modification or amendment to the Indenture and the Notes may, without the consent or the affirmative vote of each Holder so affected:

(1) reduce the principal amount of any Note or the rate of interest thereon (including Additional Amounts) or any premium payable upon the redemption thereof; change the date upon which the principal of or the interest on any Note is due and payable or extend the time for any payment thereof; or change any Place of Payment or the currency in which any Note or any premium or the interest thereon is payable; or impair the right to institute suit for the enforcement of any such payment; or

(2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(3) expressly subordinate the Notes in contractual right of payment to any other Indebtedness of the Issuer or any Restricted Subsidiary, as the case may be; or

(4) modify certain other or change any provision of this Indenture affecting the ranking of the Notes in a manner adverse to the Holders of the Notes; or

(5) modify or change any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 1003. Execution of Supplemental Indentures. In executing any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee may request and shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, in addition to the documents required by Section 102, an Opinion of Counsel and Officers’ Certificates from the Issuer each stating that the execution of such supplemental indenture constitutes the legal, valid, binding and enforceable obligations of the party or parties executing such amendment or supplement and is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise.

Section 1004. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.

Section 1005. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and such Notes may be delivered by the Trustee in exchange for Outstanding Notes.

Section 1006. Notice of Supplemental Indentures. After any supplemental indenture under this Article becomes effective, the Issuer shall give to the Holders a notice briefly describing such supplemental indenture; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such supplemental indenture.

Article Eleven

COVENANTS

Section 1101. Payment of Principal, Premium and Interest. The Issuer shall duly and punctually pay the principal of (and premium, if any) and interest on the Note in accordance with their terms and this Indenture. By 10:00 a.m. (New York time), at least one Business Day prior to any Interest Payment Date, any payment date or Maturity, as applicable, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as their own Paying Agent, segregate and hold in trust as provided in Section 1103) an amount of money sufficient to pay the principal of (and premium, if any) and interest on the Notes which is payable on such Interest Payment Date or Maturity, as applicable.

Section 1102. Maintenance of Office or Agency. The Issuer shall maintain an office or agency in each Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, which shall initially be the Corporate Trust Office of the Trustee. The Issuer shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands provided that the Trustee shall not serve as an agent or office for the purpose of service of process on behalf of the Issuer.

Section 1103. Money for Security Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it will, on or prior to the Business Day prior to each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure to so act.

Whenever the Issuer shall have one or more Paying Agents, they will, at least one Business Day prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee in writing of their action or failure to so act. The Issuer shall cause the bank through which payment of funds to the Paying Agent will be made to deliver to the Paying Agent by 10:00 a.m. (New York City Time) two Business Days prior to the due date for such payment irrevocable confirmation (by tested telex or authenticated Swift MT 100 Message) of their intention to make such payment.

The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest on the Notes; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any Notes or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent in respect of the Notes as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Issuer in respect of all Notes, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuer on Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give to the Holders as to which the money to be repaid was held in trust, a notice in accordance with Section 106 that such moneys remain unclaimed and that, after a date specified in the notice, which shall not be less than 30 days from the date on which the notice was first given to the Holders as to which the money to be repaid was held in trust, any unclaimed balance of such moneys then remaining will be paid to the Issuer free of the trust formerly impressed upon it.

The Issuer initially authorizes The Bank of New York Mellon to act as Paying Agent for the Notes on its behalf. The Issuer may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of The Bank of New York Mellon with respect to any Notes issued under this Indenture.

The parties hereto agree that if any payments of interest or principal under the Notes become subject to U.S. withholding tax pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, the Issuer shall provide notice of such event to the Trustee, and the parties hereto shall use their commercially reasonable efforts to cooperate in good faith and to share such relevant and applicable information or make such amendments or modifications to this Indenture as are necessary to permit the parties to fulfill their withholding and reporting obligations thereunder.

Section 1104. Corporate Existence. Subject to Article Eight, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence, and shall use their best efforts to do or cause to be done all things necessary to preserve and keep in full force and effect their rights (charter and statutory) and franchises and such rights and franchises of their Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right or franchise if their respective Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its respective Subsidiaries taken as a whole (as the case may be) and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 1105. Payment of Taxes. The Issuer shall pay or discharge, and shall cause the Restricted Subsidiaries to pay and discharge, before the same shall become delinquent, all Taxes levied or imposed upon the Issuer or any Restricted Subsidiary, as the case may be, or for which it or any of them are otherwise liable, or upon the income, profits or property of the Issuer or any Restricted Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such Taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer), are being maintained in accordance with IFRS or where the failure to effect such payment shall not be adverse in any material respect to the Holders.

Section 1106. Limitation on Restricted Payments(a) The Issuer shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Issuer or any Restricted Subsidiaries) or similar payment to the direct or indirect holders of its Capital Stock except (i) dividends or distributions payable solely in the form of its Capital Stock (other than Disqualified Stock) and (ii) dividends or distributions payable to the Issuer or any Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Issuer or any other Restricted Subsidiary, to its other shareholders on a pro rata basis, or on a basis more favorable to the Issuer);

(2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Issuer or any Restricted Subsidiary held by Persons other than the Issuer or any Restricted Subsidiary (other than a purchase, redemption, retirement or other acquisition for value that would constitute a Permitted Investment);

(3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations made in anticipation of satisfying a sinking fund obligation, a principal installment or a final maturity, in each case, due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition); or

(4) make any Investment (other than a Permitted Investment) in any Person;

(the actions specified in clauses (1) through (4) above being herein referred to as “Restricted Payments” and each, a “Restricted Payment”; if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(i) a Default or an Event of Default shall have occurred and be continuing;

(ii) the Issuer could not Incur at least US$1.00 of additional Indebtedness under Section 1107(a) after giving effect to the Restricted Payment on a pro forma basis as if that Restricted Payment had been made at the beginning of the four-quarter period applicable in connection with the calculation of the Net Debt to Adjusted EBITDA Ratio in such covenant; or

(iii) the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Issue Date would exceed the sum of, without duplication:

(1) 50% of the aggregate amount of the Consolidated Net Income of the Issuer and its Restricted Subsidiaries accrued on a cumulative basis during the period (treated as one accounting period) beginning on the first day of the full fiscal quarter in which the Issue Date occurs and ending on the last day of the Issuer’s most recently completed fiscal quarter for which the Issuer has provided consolidated financial statements of the Issuer and its Restricted Subsidiaries to the Trustee pursuant to this Indenture prior to the date of such Restricted Payment (or, in case such Consolidated Net Income of the Issuer is a loss, minus 100% of the amount of the loss); plus

(2) 100% of the aggregate Net Cash Proceeds, and the Fair Market Value of any property, received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital or equity contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Restricted Subsidiary of the Issuer); plus

(3) 100% of the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Issuer or any Restricted Subsidiary subsequent to the Issue Date in any Person (x) resulting from the designation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary, or (y) resulting from repurchases or redemptions of such Investment by such Person, proceeds realized upon the sale of such Investment, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Issuer or any Restricted Subsidiary, in each case, which amount was included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this clause to the extent it is already included in Consolidated Net Income of the Issuer; plus

(4) (A) the amount of a Guarantee of the Issuer or any Restricted Subsidiary upon the unconditional release in full of the Issuer or such Restricted Subsidiary from such Guarantee if such Guarantee was previously treated as a Restricted Payment; and

(5) (B) in the event that the Issuer or any Restricted Subsidiary makes an Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Issuer’s or such Restricted Subsidiary’s existing Investment in such Person;

provided that any amount added pursuant to clauses (A) and (B) of this clause (4) shall not exceed the amount of such Investment or Guarantee, respectively, previously made and treated as a Restricted Payment and not previously added pursuant to this clause (iii); provided, however, that no amount shall be included under this clause (4) to the extent it is already included in Consolidated Net Income of the Issuer; plus

(6) 100% of the amount by which Indebtedness of the Issuer or any Restricted Subsidiary is reduced on the balance sheet of the Issuer or the Restricted Subsidiary, as the case may be, upon the conversion or exchange (other than for Indebtedness held by the Issuer or any Restricted Subsidiary) subsequent to the Issue Date of any such Indebtedness for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash or the Fair Market Value of other property distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange).

The foregoing clause (a) will not prohibit the declaration and payment of Minimum Legally Required Dividends, including in the form of interest on Capital Stock, in an amount equivalent to not more than 25% of the Issuer’s adjusted net income (as the term “adjusted net income” is defined under Brazilian Corporate Law)and the Issuer’s bylaws; provided that the payment of such amounts is in compliance with the Brazilian Corporate Law and the Issuer’s bylaws and that the Issuer’s Board of Directors, with the approval of the fiscal council, if in existence at such time, has not reported to the general shareholders’ meeting that the distribution would not be advisable. Restricted Payments permitted pursuant to this clause will be included in the calculation of the aggregate amount of Restricted Payments pursuant to clause (iii) above.

(b) The provisions of clause (a) above shall not prohibit:

(1) any purchase, repurchase, retirement, redemption, defeasance or other acquisition or retirement for value of, or the declaration and payment of accrued dividends on, Capital Stock or Subordinated Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Restricted Subsidiary of the Issuer); provided, however, that (x) such purchase, repurchase, retirement, redemption, defeasance, acquisition or retirement shall be excluded in subsequent calculations of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale of Capital Stock, to the extent such Net Cash Proceeds are used for such purchase, repurchase, retirement, redemption, defeasance, acquisition or retirement, shall be excluded from clause (a)(iii)(2) of this Section 1106;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Issuer, as applicable, that is permitted to be Incurred pursuant to the covenant set forth under Section 1107; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments pursuant to clause (a) (iii) above.;

(3) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations at a purchase price of up to 100% of the principal amount thereof (together with accrued and unpaid interest) in the event of the occurrence of a Change of Control Event; provided, however, that prior to such purchase or redemption, the Issuer (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer and has purchased all the Notes validly tendered and not withdrawn pursuant thereto;

(4) payment of any dividend, including in the form of interest, on Capital Stock within the time allowed by applicable law during the calendar year of declaration after the date of declaration thereof, if at such date of declaration such dividend would have complied with this covenant;

(5) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 1109;

(6) payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable, exchangeable or convertible into Capital Stock of the Issuer;

(7) repurchases of Capital Stock of the Issuer deemed to occur upon exercise of warrants, options or rights to acquire Capital Stock in each case in connection with employee stock option or stock purchase agreements or other agreements to compensate management employees, if such Capital Stock represents a portion of the exercise price of such warrants, options or rights or nominal cash payments in lieu of issuances of fractional shares;

(8) the payment of dividends, distributions or other amounts to fund the repurchase, redemption or other acquisition or retirement for value of any of the Issuer’s Capital Stock or any Capital Stock of any Restricted Subsidiary held by any then-existing or former director, officer, employee, independent contractor or consultant of the Issuer, its direct or indirect parent or any Restricted Subsidiary or their respective assigns, estates or heirs; provided, however, that the price paid for all repurchased, redeemed, acquired or retired Capital Stock in all cases, other than as a result of death or disability, does not exceed U.S.$2.5 million in the aggregate in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum payment (without giving effect to the following proviso) of U.S.$5.0 million in any calendar year);

(9) following the announcement of a change of control under clauses (1) through (3) of the definition “Change of Control” and solely in connection therewith, the distribution, as a dividend or otherwise, of Capital Stock and/or assets of the Issuer to direct or indirect Holders of the Issuer’s Capital Stock; provided that such distribution is substantially concurrent with a transaction resulting in a change of control under clauses (1), (2) or (3) of the definition of “Change of Control;” and

(10) in addition to any amounts permitted under clauses (a) through (i) above, Restricted Payments in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this clause (i) on an aggregate basis for the Issuer and the Restricted Subsidiaries, do not exceed the greater of (i) U.S.$30.0 million and (ii) 5% of the Consolidated Net Tangible Assets.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (4)(iii) of this Section 1106, amounts expended pursuant to clauses (3), (4), (5), (6), (7), (8), (9) and (10) shall be included in such calculation.

For purposes of this Section 1106, the amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred, issued, purchased, repurchased, redeemed, retired, defeased or otherwise acquired by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount.

Section 1107. Limitation on Indebtedness. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Issuer or any Restricted Subsidiary may Incur Indebtedness if:

(1) on the date of such Incurrence and after giving pro forma effect thereto and the application of the proceeds therefrom, the Net Debt to Adjusted EBITDA Ratio would be no greater than 3.50 to 1.00; and:

(2) no Default or Event of Default shall have occurred and be continuing.

(b) Notwithstanding clause (a) above, the Issuer or any Restricted Subsidiary may Incur the following Indebtedness:

(1) intercompany Indebtedness between or among the Issuer and any Restricted Subsidiary or between or among Restricted Subsidiaries; provided, however, that:

(i) if the Issuer is the obligor on such Indebtedness Incurred after the Issue Date and the obligee is a Person other than the Issuer, such Indebtedness must be expressly subordinated to the prior payment in full in cash of the Notes; and

(ii) any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and any sale or other transfer of any such Indebtedness to a Person that is neither the Issuer nor a Restricted Subsidiary shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (1);

(2) Indebtedness:

(i) represented by the Notes (other than any Additional Notes);

(ii) outstanding on the Issue Date;

(iii) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness provided in this subclause (2); and

(iv) consisting of Guarantees of any Indebtedness permitted under subclause (2) of this clause (b);

(3) (i) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of, or was otherwise acquired by, the Issuer); provided, however, that on the date that such Restricted Subsidiary is acquired by the Issuer, the Issuer would have been able to Incur US$1.00 of additional Indebtedness pursuant to clause (a) above after giving effect pro forma to the Incurrence of such Indebtedness pursuant to this subclause (3)(i); and

(ii) Refinancing Indebtedness Incurred by the Issuer or a Restricted Subsidiary in respect of Indebtedness Incurred pursuant to this clause (3);

(4) Indebtedness represented by bankers’ acceptances, deposits, promissory notes or letters of credit for the account of the Issuer or any Restricted Subsidiary in order to provide security for workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(5) Indebtedness in respect of bid, performance or surety bonds in the ordinary course of business for the account of the Issuer or any Restricted Subsidiary, including Indebtedness with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for the payment of borrowed money);

(6) Hedging Obligations of the Issuer or any Restricted Subsidiary entered into in the ordinary course of business or directly related to Indebtedness permitted to be Incurred by the Issuer or any Restricted Subsidiary pursuant to this Indenture for the purpose of fixing or hedging interest rate risk or currency fluctuations or to hedge against Brazilian inflation or energy prices, and, in each case, not for speculative purposes; provided that such Hedging Obligations do not increase the Indebtedness of the Issuer or any Restricted Subsidiary outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or from changes in Brazilian inflation or energy prices;

(7) (i) Indebtedness of another Person Incurred and outstanding on or prior to the date on which such Person consolidates with or merges with or into the Issuer or a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person consolidates with or merges with or into the Issuer or a Restricted Subsidiary); provided, however, that on the date that such transaction is consummated, the Issuer would have been able to Incur US$1.00 of additional Indebtedness pursuant to clause (a) above after giving pro forma effect to the Incurrence of such Indebtedness pursuant to this subclause (7)(i); and

(ii) Refinancing Indebtedness Incurred by the Issuer or any successor thereof, which successor is in compliance with Article Eight above in respect of Indebtedness Incurred pursuant to this clause (7);

(8) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that, in the case of a disposition, the maximum aggregate liability in respect of such Indebtedness shall at no time exceed the gross proceeds (including the Fair Market Value of any non-cash proceeds) actually received by the Issuer or such Restricted Subsidiary in connection with such disposition;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(10) customer deposits and advance payments received from customers for the sale, lease or license of goods and services (including the supply of electricity) in the ordinary course of business;

(11) Indebtedness of the Issuer or any Restricted Subsidiary consisting of Guarantees of Indebtedness of the Issuer or any Restricted Subsidiary Incurred under any other clause of this covenant; provided that if such Indebtedness is subordinated in right of payment to the Notes, any such Guarantee with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee;

(12) Indebtedness of the Issuer or any Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes, in each case, in accordance with this Indenture;

(13) Indebtedness of the Issuer or any Restricted Subsidiary constituting letters of credit issued in the ordinary course of business or reimbursement obligations in respect thereof; provided that, upon the drawing upon such letters of credit, such obligations are reimbursed in full within 30 days following such drawing;

(14) Indebtedness of the Issuer or any Restricted Subsidiary Incurred under one or more lines of credit or working capital facilities, in both cases with a final maturity in less than one year (with letters of credit being deemed to have a principal amount equal to the maximum potential liability to the Issuer and its Restricted Subsidiaries) not to exceed at any one time outstanding the greater of U.S.$35.0 million (or the equivalent thereof at the time of determination) or 2.0% of the Consolidated Net Tangible Assets;

(15) in addition to any amounts permitted under clause (a) above or pursuant to clauses (1) through (10) of this clause (b), other Indebtedness of the Issuer and the Restricted Subsidiaries in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (b) and then outstanding, shall not exceed at any one time outstanding the greater of U.S.$350.0 million (or the equivalent thereof at the time of determination) or 10% of the of the Consolidated Net Tangible Assets.

(c) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rates of currencies.

(d) For purposes of determining compliance with this covenant, the Issuer shall be entitled to divide and classify, and from time to time may reclassify, an item of Indebtedness in more than one of the types of Indebtedness specified above, including clause (a) above.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Stock in the form of additional shares of Disqualified Stock with the same terms shall not be deemed to be an Incurrence of Indebtedness for purposes of this covenant; provided, however, that any such outstanding additional Indebtedness or Disqualified Stock paid in respect of Indebtedness Incurred pursuant to any provision of clause (b) above shall be counted as Indebtedness outstanding thereunder for purposes of any future Incurrence under such provision.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this covenant, the Issuer shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate determined on the date of such Incurrence, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated calculated based on the relevant currency exchange rates as calculated in the first sentence of this paragraph.

Section 1108. Limitation on Liens. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, issue, assume or Guarantee any Indebtedness secured by a Lien (the “Initial Lien”) upon any property or assets of the Issuer or any Restricted Subsidiary without effectively providing that the Notes be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured (provided, however, that any Lien created for the benefit of the Holders of the Notes pursuant to the foregoing shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Initial Lien), except that the foregoing provisions shall not apply to (without duplication):

(1) Liens in favor of the Issuer or the Restricted Subsidiaries;

(2) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary;

(3) any Lien on any property or assets (including Capital Stock of any Person) or revenues of a project securing Indebtedness Incurred solely for purposes of financing all or any part of the purchase price or cost of the acquisition, construction, improvement or development of such property or assets or project, as the case may be, after the date of this Indenture; provided that (i) the aggregate principal amount of Indebtedness secured by the Liens will not exceed (but may be less than) the purchase price or cost of the property or assets or project so acquired, constructed, improved or developed, as the case may be, and (ii) the Lien is Incurred before, or within 365 days after the completion of, such acquisition, construction, improvement or development and does not encumber any other property or assets or revenues of the Issuer or any Restricted Subsidiary; and provided, further, that to the extent that the property or asset acquired is Capital Stock, the Lien also may encumber other property or assets of the Person so acquired;

(4) Liens created for the benefit of (or to secure) the Notes;

(5) customary Liens in favor of trustees and escrow agents and Liens arising solely by virtue of any statutory or common law provision relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (i) such deposit account is not a dedicated cash collateral account and (ii) such deposit account is not intended by the Issuer or any of its Restricted Subsidiaries to provide collateral to the depository institution;

(6) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(7) options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures, partnerships and the like;

(8) any rights of set-off of any Person with respect to any deposit account of the Issuer or any Restricted Subsidiary arising in the ordinary course of business;

(9) Liens granted in respect of Indebtedness owed to (i) the federal government of Brazil, Banco Nacional de Desenvolvimento Econômico e Social (directly or through agents), FI-FGTS or any official government agency or department of Brazil or any state or region thereof or (ii) any international or multilateral development bank or government sponsored agency, export-import bank or official export-import credit insurer;

(10) Liens on any property or assets acquired from a Person which is merged with or into the Issuer or any Restricted Subsidiary, or any Liens on the property or assets of any Person or other entity existing at the time such Person or other entity becomes a Restricted Subsidiary and, in either such case, is not created as a result of or in connection with or in anticipation of any such transaction; provided that any such Lien was not created in contemplation thereof and does not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(11) any Lien on any property or assets existing at the time of acquisition thereof and which is not created as a result of or in connection with or in anticipation of such acquisition; provided that any such Lien was not created in contemplation thereof and does not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(12) any Lien on the Capital Stock of an Unrestricted Subsidiary;

(13) Liens for taxes, assessments, governmental charges, levies or claims which are not yet due or thereafter can be paid without penalty or are being contested in good faith by appropriate proceedings or the period within which such proceedings may be initiated has not expired;

(14) pledges or deposits in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or pursuant to any requirement of the Superintendência Nacional de Previdência Complementar or any successor thereto, or good faith deposits, letters of credit and performance, surety, appeal or similar bonds in connection with bids, tenders, contracts (other than for payment of Indebtedness) or leases to which the Issuer or any Restricted Subsidiary is a party, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(15) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property or assets of the Issuer or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith by appropriate proceedings;

(16) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property or asset securing such Hedging Obligations;

(17) easements, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Issuer or any Restricted Subsidiary;

(18) any Lien on Receivables created to guarantee or otherwise secure Indebtedness related to credits granted to any FIDC; provided that (i) such Liens shall be in accordance with ANEEL regulations and (ii) the aggregate amount of Receivables securing such Indebtedness shall not exceed at any time 20% of the Issuer’s outstanding Receivables on a consolidated basis; provided further that the amount of Receivables permitted to secure Indebtedness related to credits granted to any FIDC shall be reduced to the extent any such Receivables no longer secure such Indebtedness;

(19) judgment Liens not giving rise to an Event of Default so long as such Lien is bonded in accordance with applicable law and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(20) Liens in existence on the Issue Date;

(21) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the clauses (4), (10) or (21) above or of any Indebtedness secured thereby; provided that the principal amount of Indebtedness so secured shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (plus reasonable expenses incurred in connection therewith), and that such extension, renewal or replacement Lien shall be limited to all or part of the property or, in the case of Receivables, the same type of property, which secured the Lien extended, renewed or replaced (plus improvements on or additions to such property);

(22) Liens or deposits securing the obligations of the Issuer or any Restricted Subsidiary required (i) by any regulated electricity purchase agreement (contrato de compra de energia no ambiente regulado), (ii) by any contract or statute or other regulatory requirements in order to permit the Issuer or a Restricted Subsidiary to perform any contract or subcontract made by it at the request of a governmental entity or any department, agency or instrumentality thereof, or (iii) to secure partial progress, advance or any other payments to the Issuer or any Restricted Subsidiary by a governmental entity or any department, agency or instrumentality thereof pursuant to the requirements of any contract or statute; and

(23) other Liens securing an amount of Indebtedness outstanding at any one time not to exceed the greater of (i) U.S.$35.0 million and (ii) 2.0% of the Consolidated Net Tangible Assets at the time of Incurrence of such Indebtedness.

Section 1109. Limitation on Sales of Assets. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(1) the Issuer or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and/or assets subject to such Asset Disposition;

(2) at least 75% of the consideration thereof received by the Issuer or such Restricted Subsidiary is in the form of cash, Temporary Cash Investments or Additional Assets; provided that the following shall be deemed to be cash for purposes of this clause (2):

(i) the amount of any liabilities (as shown on the Issuer’s most recent balance sheet or in the Notes thereto) of the Issuer (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets;

(ii) the amount of any securities received by the Issuer or such Restricted Subsidiary from such transferee that is converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 120 days following the closing of such Asset Disposition; and

(3) within 360 days of the later of the date of such Asset Disposition and the receipt of such Net Available Cash, the Issuer (or the relevant Restricted Subsidiary) applies an amount equal to 100% of the Net Available Cash from such Asset Disposition:

(i) to invest, or to enter into a binding agreement to invest, in Additional Assets (including by means of an Investment in Additional Assets by any Restricted Subsidiary with cash in an amount equal to the amount of Net Available Cash received by, or to be received by, the Issuer or another Restricted Subsidiary);

(ii) to repay or purchase Senior Indebtedness (other than the Notes); provided, however, that, in connection with any repayment or purchase of such other Indebtedness pursuant to this clause (3)(ii), the Issuer or such Restricted Subsidiary shall retire such Indebtedness and, in the case of any such Senior Indebtedness which constitutes a revolving credit facility, shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

(iii) to make an Offer (as defined in clause Section 1109(b) below) to purchase Notes pursuant to and subject to the conditions set forth in clause Section 1109(b) below.

Following the application of such Net Available Cash pursuant to clause (3)(i), (ii) or (iii) above, or clause Section 1109(b) below, the amount of Net Available Cash shall be reset at zero and the Issuer shall be entitled to use any remaining proceeds for any corporate purposes to the extent permitted under this Indenture.

(b) Notwithstanding Section 1109(a), neither the Issuer nor any Restricted Subsidiary shall be required to apply any Net Available Cash from such Asset Disposition in accordance with this covenant if the aggregate Net Available Cash from such Asset Disposition and all other Asset Dispositions that have not been applied in accordance with this covenant as a result of this paragraph is less than U.S.$25.0 million (or the equivalent in other currencies).

(c) In the event that the Issuer or its Restricted Subsidiaries do not apply the Net Available Cash as provided in clause (a)(3)(i) or (a)(3)(ii) above, the Issuer shall make an offer (an “Offer”) to purchase Notes (and any other Senior Indebtedness) within 360 days after the later of the date of Asset Disposition and the receipt of Net Available Cash giving rise to the obligation to make such Offer, at a purchase price, in U.S. dollars, of 100% of their principal amount plus accrued and unpaid interest (including Additional Amounts, if any) thereon, to the date of purchase, in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. All amounts payable to the Holders pursuant to this clause (b) shall be payable in U.S. dollars.

(d) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 1109. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section 1109, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 1109 by virtue thereof.

Section 1110. Limitation on Transactions with Affiliates. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms, taken as a whole, that are no less favorable to the Issuer or the relevant Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable arm’s-length transaction by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate; and

(2) except for agreements for the supply, transportation, transmission and trading of energy entered into pursuant to public auctions or bids managed by the CCEE or any governmental authority or regulatory agency or in the non-regulated market, the Issuer or any Restricted Subsidiary delivers to the Trustee a resolution of the relevant Board of Directors, set forth in an Officers’ Certificate, stating that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of such Board of Directors.

(b) The provisions of clause (a) above shall not apply to the following (which will be deemed not to be Affiliate Transactions):

(1) any transaction between or among the Issuer and any Restricted Subsidiary or between two or more Restricted Subsidiaries, if any;

(2) any payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary;

(3) the payment of compensation (including amounts paid pursuant to any pension plans), indemnification, reimbursement or advancement of out-of-pocket expenses and provisions of liability insurance to officers, directors and employees of the Issuer or any Restricted Subsidiary, so long as (i) the terms thereof have been agreed to by the Issuer or any Restricted Subsidiary prior to the Issue Date, or (ii) the Board of Directors of the Issuer or such Restricted Subsidiary, as the case may be, in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

(4) any agreement in effect as of the Issue Date and as described in the final offering memorandum dated as of June 15, 2021 relating to the offering of the securities by the Issuer or any amendment, supplement, restatement, replacement, renewal, extension, refinancing thereof or thereto (so long as the renewed or replaced agreement, when taken as a whole, is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement in effect on the Issue Date) or any transaction contemplated thereby;

(5) any Restricted Payments that are permitted by the provisions of Section 1106;

(6) any transaction of the Issuer or any Restricted Subsidiary with a Person that is not an Affiliate and that is merged with or into the Issuer, any Restricted Subsidiary or any of their respective Affiliates, any transaction of the Issuer or any Restricted Subsidiary with a Person that is not an Affiliate existing at the time such Person becomes a Subsidiary of the Issuer, any Restricted Subsidiary or any of their respective Affiliates and, in any such case, such transaction is not entered into as a result of or in connection with or in anticipation of such merger or such Person becoming a Subsidiary of the Issuer, any Restricted Subsidiary or any of their respective Affiliates;

(7) any transaction of the Issuer or any Restricted Subsidiary with an Affiliate relating to any information technology equipment, computer software, programs or databases shared or to be shared among, or available or to be made available to, some or all Affiliates; provided that such transaction shall be on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than the corresponding terms applicable to the other Affiliates that share in the use of such information technology equipment, computer software, programs or databases;

(8) any transaction, contract, policy or arrangement entered into by the Issuer or any Restricted Subsidiary with an Affiliate the purpose or effect of which is to provide insurance, re-insurance, captive insurance or similar protection to the Issuer or any Restricted Subsidiary in respect of any of their respective assets, properties, revenues, businesses, risks and/or liabilities in the ordinary course of business; and

(9) any issuance or sale of Capital Stock (other than Disqualified Stock) of the Issuer to Affiliates.

Section 1111. Limitation on Sale and Lease-back Transactions. For so long as any of the Notes Outstanding, the Issuer covenants and agrees that neither the Issuer nor any Restricted Subsidiary shall enter into any Sale and Lease-back Transaction unless either:

(a) the Issuer or such Restricted Subsidiary would be entitled:

(1) pursuant to Section 1107 above, to Incur Indebtedness in a principal amount equal to or exceeding the Attributable Debt in respect of such Sale and Lease-Back Transaction; and

(2) pursuant to Section 1108 above, to Incur a Lien to secure such Indebtedness; or

(b) during or immediately after the expiration of four months after the effective date of such Sale and Lease-Back Transaction (whether made by the Issuer or a Restricted Subsidiary), the Issuer (or the relevant Restricted Subsidiary) shall apply, to the voluntary retirement of Funded Debt, an amount equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, less an amount equal to the sum of: (i) the principal amount of Notes delivered, within such four-month period, to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Debt voluntarily retired by the Issuer within such four-month period, in each case excluding retirements of Notes and other Funded Debt as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions or by payment at maturity.

Section 1112. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any Restricted Subsidiary;

(2) pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

(3) make loans or advances to the Issuer or any Restricted Subsidiary; or

(4) transfer any of its properties or assets to the Issuer or any Restricted Subsidiary.

(b) Clause (a) shall not apply to encumbrances or restrictions:

(1) existing under or by reason of applicable law or governmental rule, regulation or order;

(2) on any property or assets acquired from a Person which is merged with or into the Issuer any Restricted Subsidiary, or by reason of any Liens on the property or assets, or relating to the Indebtedness, of any Person or other entity existing at the time such Person or other entity becomes a Restricted Subsidiary, or restriction relating to Indebtedness of any such Person and, in any such case, is not created as a result of or in connection with or in anticipation of any such transaction; provided that any such Lien created to secure or provide for the payment of any part of the purchase price of such Person shall not be permitted by this covenant; provided further that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(3) on any property or assets existing at the time of acquisition thereof and which are not created as a result of or in connection with or in anticipation of such acquisition; provided that any such encumbrance or restriction created to secure or provide for the payment of any part of the purchase price of such Person shall not be permitted by this covenant; provided further that such encumbrance or restriction may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(4) in the case of clauses (3) and (4) above:

(i) that exist by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(ii) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract or contractual right;

(iii) contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Issuer or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(iv) arising or agreed to in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer and its Restricted Subsidiaries; or

(v) reasonable and customary restrictions on cash or other deposits or net worth imposed by customers or regulatory authorities under contracts entered into in the ordinary course of business or as required by applicable law or regulation.

(5) by reason of Liens that secure Indebtedness otherwise permitted to be incurred under Section 1108 and that limit the right of the debtor to dispose of the assets subject to such Liens;

(6) imposed with respect to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of the Issuer or such Restricted Subsidiary pending the closing of such sale or disposition;

(7) resulting from restrictions on cash or other deposits or other customary requirements imposed by customers or suppliers under contracts entered into in the ordinary course of business;

(8) existing on the Issue Date and any amendments, extensions, renewals or replacements thereof, provided that the encumbrances and restrictions in such amendments, extensions, renewals or replacements are, taken as whole, no less favorable in any material respect to the Holders of the Notes, than the encumbrances or restrictions being amended, extended, renewed or replaced;

(9) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if (A) the encumbrance or restriction applies only in the event of a Payment Default or a default with respect to a financial covenant contained in such Indebtedness or agreement and (B) the encumbrance or restriction is not more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Issuer’s Board of Directors);

(10) under an agreement effecting a Refinancing of Indebtedness otherwise permitted by this Indenture; provided that such encumbrances or restrictions are, taken as a whole, no less favorable in any material respect to the Holders of the Notes, than the encumbrances or restrictions contained in such agreements; and

(11) imposed by the standard loan documentation in connection with loans made to the Issuer or any Restricted Subsidiary from (A) Banco Nacional de Desenvolvimento Econômico e Social—BNDES (including loans from Financiadora de Estudos e Projetos—FINEP), or any other Brazilian governmental development bank or credit agency or (B) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer.

Section 1113. Repurchase of Securities upon a Change of Control. (a) Upon the occurrence of a Change of Control that results in a Ratings Decline (the “Change of Control Event”), each Holder of the Notes shall have the right to require the Issuer to repurchase all or any part (equal to US$200,000 and integral multiples of US$1,000 in excess thereof) of that Holder’s Notes and the Issuer to repurchase all or any part of the Notes, at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, thereon to, but excluding, the payment date (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control Event, the Issuer shall make a “Change of Control Offer” by notice to each Holder, with a copy to the Trustee and correspondent publication in accordance with Section 106 describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date the notice is sent, except as may be required by law.

(c) Installments of interest that are due on or prior to the Change of Control Payment Date shall be payable to the Holders of such Notes registered as such on the relevant Record Dates according to their terms and the provisions of Section 308.

(d) If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased shall be issued in the name of the Holder thereof upon cancellation of the original Note (or adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate); provided that the remaining principal amount of such Holder’s Security shall not be less than U.S.$200,000 and shall be in integral multiples of U.S.$1,000 in excess thereof. The Trustee shall promptly authenticate and mail (or cause to be transferred by book entry if the Notes are Global Notes) such new Note to each Holder.

(e) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(f) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 1113, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1113 by doing so. If it would be unlawful in any jurisdiction to make a Change of Control Offer, the Issuer shall not be obligated to make such offer in such jurisdiction and will not be deemed to have breached its obligations this Section 1113 because of its failure to make such offer.

(g) The obligation of the Issuer to make a Change of Control Offer may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of Holders of a majority in principal amount of the Notes.

(h) On or before 10:00 a.m. one Business Day prior to the Change of Control Payment date, the Issuer shall deposit with the Paying Agent an amount in U.S. dollars equal to the Change of Control Payment in respect of all or portions of Notes properly tendered and not withdrawn. On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer; and

(2) deliver or cause to be delivered to the Paying Agent the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(i) The Paying Agent shall promptly pay to each Holder of Notes properly tendered and not withdrawn, the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry if the Notes are Global Notes) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of US$200,000 and integral multiples of US$1,000 in excess thereof and shall otherwise be substantially in the form specified in this Indenture. The Notes the Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(j) In the event that the Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Issuer or a third party purchases all the Notes held by such Holders who have validly tendered (and not withdrawn) their Notes in such Change of Control Offer, the Issuer shall have the right, on not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date pursuant to the Change of Control Offer provided above, to redeem all of the Notes that remain Outstanding following such purchase at the purchase price equal to that in the Change of Control Offer plus, to the extent not included in the Change of Control Offer payment, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain Outstanding, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant Record Date provided for in clause (c)).

(k) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements, set forth herein, that are applicable to a Change of Control Offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption for all outstanding Notes has been given pursuant to this Indenture.

Section 1114. [Reserved].

Section 1115. Compliance with Applicable Laws. The Issuer shall, and shall cause its Restricted Subsidiaries to, comply with all laws, rules, regulations and order of any governmental authority applicable to its property, except where failure to do so would not be disadvantageous in any material respect to the Holders.

Section 1116. Maintenance of Governmental Approvals. (a) The Issuer shall, and shall cause its Restricted Subsidiaries to, maintain and renew all permits, licenses, authorizations, approvals, and consents held by the Issuer and any of the Restricted Subsidiaries and required for the Issuer or any of the Restricted Subsidiaries to conduct their respective businesses or to perform their obligations under this Indenture, except where the failure to do so is not disadvantageous in any material respect to the Holders.

(b) If any permit, license, authorization, approval or consent not held by the Issuer or any of its Restricted Subsidiaries is or becomes required for the Issuer or such Restricted Subsidiary to conduct its business or to perform any of its obligations under this Indenture, the Issuer or such Restricted Subsidiary shall promptly take all reasonable steps within its power to obtain such permit, license, authorization, approval, or consent and shall notify the Trustee in writing that such steps have been taken, unless the failure to hold such permit, license, authorization, approval, or consent would not be disadvantageous in any material respect to the Holders.

Section 1117. Maintenance of Properties. The Issuer shall cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals and replacements, thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 1117 shall prevent the Issuer from discontinuing the operation or maintenance of any of such properties or the supply of equipment if such discontinuance is, in the judgment of the Issuer desirable in the conduct of its business or the business of any Restricted Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 1118. Maintenance of Books and Records. The Issuer shall, and shall cause each of their Subsidiaries to, maintain books, accounts and records in accordance with generally accepted accounting principles as applied in Brazil or in the applicable jurisdiction.

Section 1119. Further Assurances. The Issuer shall, at their own cost and expense, within 10 Business Days after a request by the Trustee, execute and deliver to the Trustee all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required to enable the Trustee to exercise and enforce its rights under this Indenture and under the documents, instruments and agreements required under this Indenture and to carry out the intent of this Indenture.

Section 1120. Financial Statements. The Issuer shall furnish (or in lieu of furnishing, make accessible electronically with notice to the Trustee) to the Trustee and, upon request, the Holders of the Notes: (i) promptly upon such financial statements becoming available, but in any event within 120 calendar days after the end of each fiscal year of the Issuer, copies of its audited financial statements (on a consolidated basis) in respect of such fiscal year (including a profit and loss account, balance sheet and cash flow statement), in English, prepared in accordance with IFRS and a report thereon by the Issuer’s certified independent public accountants; (ii) within 60 calendar days after the end of each of the first three fiscal quarters of the Issuer, copies of its unaudited financial statements (on a consolidated basis) in respect of the relevant period (including a profit and loss account, balance sheet and cash flow statement), in English, prepared in accordance with IFRS; and (iii) along with a declaration executed by the directors of the Issuer, in accordance with its Bylaws, certifying: (i) that the provisions of this Indenture remain valid; and (ii) that no event of default has occurred (or, if there has been an event of default, specifying each such event of default and the nature and status thereof) and that the Issuer is in compliance with obligations under this Indenture. The Issuer shall furnish or cause to be furnished to the Trustee all notices of shareholders’ meetings and other public reports and public communications that are filed with any stock exchange, in the language required by such stock exchange. The Trustee shall have no duty with respect to such reports, information and documents, other than to place them in its file and (except when available on the Issuer’s website) make them available for inspection by Holders upon request. Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants contained in this Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officers’ Certificate). In the event documents are uploaded to the Issuer’s website and deemed delivered to the Holders and the Trustee, the Trustee will not be responsible for ensuring that (i) the documents have in fact been uploaded in a time manner or at all or (ii) are freely available for downloading or viewing without password access or any paywall.

Section 1121. Ranking (a) ..The Issuer shall ensure that the Notes will be the senior unsecured obligations of the Issuer, ranking pari passu with all of the Issuer’s other senior unsecured obligations (except those obligations preferred by operation of law). The Notes will be effectively subordinated to the Issuer’s secured Indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future Indebtedness of any Subsidiary of the Issuer.

Section 1122. Release of Covenants. If on any date following the Issue Date:

(a) the Notes have been assigned an Investment Grade Rating by any two Rating Agencies; and

(b) no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following two paragraphs, the covenants specifically set forth in the following Sections will automatically, without any notice of any kind, be suspended (and the Issuer and the Restricted Subsidiaries will have no obligation or liability whatsoever with respect to such covenants):

(1) Section 801(a)(iii) – Limitation on Restricted Payments;

(2) Section 1107 – Limitation on Indebtedness;

(3) Section 1109 – Limitation on Sales of Assets;

(4) Section 1110 – Limitation on Transactions with Affiliates; and

(5) Section 1112 – Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

Clauses (1) through (5) above are collectively referred to as the “Suspended Covenants.”

During any period in which the Suspended Covenants are suspended, the Board of Directors of the Issuer may not designate any Subsidiaries of the Issuer as Unrestricted Subsidiaries pursuant to the second paragraph of the definition of “Unrestricted Subsidiary.”

If, during any period in which the Suspended Covenants are suspended, the Notes cease to have an Investment Grade Rating by any two Rating Agencies, the Suspended Covenants will thereafter be reinstated and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating by any two Rating Agencies (in which event the Suspended Covenants will again be suspended for such time that the Notes maintain an Investment Grade Rating by any two Rating Agencies); provided, however, that no Default or breach or violation of any kind will be deemed to exist under this Indenture, the Notes with respect to the Suspended Covenants (whether during the period when the Suspended Covenants were suspended or thereafter) based on, and none of the Issuer or its Restricted Subsidiaries will bear any liability (whether during the period when the Suspended Covenants were suspended or thereafter) for, any actions taken or events occurring after the Notes attain an Investment Grade Rating by any two Rating Agencies and before any reinstatement of the Suspended Covenants as provided above, or any actions taken at any time (whether during the period when the Suspended Covenants were suspended or thereafter) pursuant to any contractual obligation arising prior to the reinstatement, regardless of whether those actions or events would have been permitted if the applicable Suspended Covenant had remained in effect during such period. The Issuer shall provide the Trustee and the Holders with a notice of suspension or reinstatement of covenants within five Business Days of such occurrence. In the absence of such notice, the Trustee shall be entitled to assume no such suspension or reinstatement has occurred.

Section 1123. Maintenance of Listing.  In the event the Notes are listed on the SGX-ST, the Issuer will use its commercial best efforts to obtain and maintain listing of the Notes on the SGX-ST.

Section 1124. OFAC.

(a) The Issuer covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b) The Issuer covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will use any part of the proceeds received in connection with the issuance of the Notes under the Indenture (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

Section 1125. Repurchase of the Notes at a Discount By no later than ninety (90) days following the date hereof, the Issuer shall make an offer to purchase Notes, on a pro rata basis, pursuant to a reverse “Dutch” auction procedure, in compliance with Rule 14e-1 under the Exchange Act (the “Auction Purchase Offer”), for a maximum disbursement amount equal to the Offer Amount Cap. The Offer Amount Cap represents the maximum amount to be disbursed by the Issuer for payment of the purchase price of the Notes validly tendered and accepted for purchase on the Auction Purchase Offer. Pursuant to the Auction Purchase Offer, each tendering Holder will select a price within a price range indicated in the Auction Purchase Offer documents. The Issuer shall accept Notes validly tendered in the Auction Purchase Offer in the order of the lowest to the highest bid prices specified, and (i) the Issuer will select the single lowest bid price so specified that will result in an aggregate disbursement to be equal to the Offer Amount Cap; or (ii) if the amount of Notes validly tendered in the Auction Purchase Offer is less than the Offer Amount Cap, then the Issuer shall select the highest bid price so specified by tendering Holders with respect to all Notes so tendered ((i) or (ii), as applicable, the “Clearing Price”). The maximum permitted bid of the range for each Note shall be 95% of the principal amount of the Note. In the event that the amount of Notes validly tendered at a bid price equal to or below the Clearing Price would result in an aggregate disbursement that exceeds the Offer Amount Cap, then, the Issuer shall accept for purchase Notes validly tendered with a bid price below and equal to the Clearing Price on a prorated basis from among such tendered Notes, so that will result in an aggregate disbursement to be equal to the Offer Amount Cap. On the settlement date, the Issuer shall pay for all Notes validly tendered and accepted for purchase the Clearing Price, and no payment for accrued and unpaid interest on the Notes purchased in the Auction Purchase Offer will be made by the Issuer. For the avoidance of doubt, all Notes not accepted for purchase in the Auction Purchase Offer will receive the accrued and unpaid interest on the subsequent Interest Payment Date. The “Offer Cap Amount” shall  be the amount in U.S. Dollar equivalent to R$500 million, which shall be determined as the sum of [(i) US$70,000,000, which represents the amount of U.S. Dollars obtained from the Issuer from the conversion of R$384,902,500 prior to the date hereof, and (ii) the amount in U.S. Dollar to be obtained by the Issuer from the conversion of R$115,097,500 into U.S. Dollars, pursuant to foreign exchange agreements entered into with financial institutions in accordance with normal banking procedures, by not later than ten (10) Business Days prior to the commencement of the Auction Purchase Offer]2. The Trustee and the Agents shall not be responsible for determining or verifying any amount or calculation pursuant to this Section 1125. The Trustee and the Paying Agent will have no duties with respect to the repurchase offer other than to markdown the Notes accepted by the Issuer for repurchase in accordance with the provisions of this Indenture and the Auction Purchase Offer documents. The Issuer shall be responsible for making and verifying any calculation under this Indenture and shall, upon request by the Holders through instructions to the Trustee, provide evidence of any such calculation to the Trustee, the Agents and to the Holders.

[2]	NTD: To be updated to the Issue Date.

Article Twelve
REDEMPTION OF SECURITIES

Section 1201. Applicability of Article. The Securities may not be redeemed at the election of the Issuer except in accordance with the form of Note established and approved pursuant to Section 202 and on such terms as are specified in such form and in accordance with the provisions of this Article.

Section 1202. Election to Redeem; Notice to Trustee. The election of the Issuer to redeem any Securities redeemable at the election of the Issuer shall be evidenced by, or made pursuant to authority granted by, a Board Resolution delivered at the time of election. In case of any redemption at the election of the Issuer of any Notes, the Issuer shall notify the Trustee in writing of such Redemption Date and of the principal amount of Notes (including any Additional Notes) to be redeemed, no later than 10 calendar days (unless a shorter notice shall be satisfactory to the Trustee) prior to the date such notice is to be given to the Holders of Notes according to Section 1204.

In the case of any redemption of Notes (i) prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, or (ii) pursuant to an election of the Issuer which is subject to a condition specified in the terms of such Notes, the Issuer shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 1203. Selection of Securities to be Redeemed. In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made (i) in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which the Notes are listed or (ii) if such securities exchange has no requirement governing redemption or the Notes are not then listed on a securities exchange, on pro rata pass through distribution of principal basis or (iii) if the Securities are not held via the Depositary, on a pro rata basis, by lot or such other method as the Trustee deems fair and appropriate, unless otherwise required by law.

(a) No Notes of a principal amount of US$200,000 or less may be redeemed in part, and Notes of a principal amount in excess of US$200,000 may be redeemed in part in multiples of US$1,000 only.

(b) If less than all the Notes of like tenor and terms are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date, from the Outstanding Notes not previously called for redemption. Unless otherwise provided in the terms of the Notes, the portions of the principal of Notes so selected for partial redemption shall be equal to the minimum authorized denomination of the Notes, or an integral multiple thereof, and the principal amount which remains Outstanding shall not be less than the minimum authorized denomination for Securities.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.

Section 1204. Notice of Redemption. Notice of redemption shall be given by the Issuer not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, in accordance with Section 106 and to the Trustee. Once such notice is given in accordance with this Indenture, it shall be irrevocable, except as provided in the last paragraph of this subsection.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the redemption price;

(3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Notes to be redeemed, from the Holder to whom the notice is given;

(4) that on the Redemption Date the redemption price shall become due and payable upon each such Note, and that interest, if any, thereon shall cease to accrue from and after said date to the extent that the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price;

(5) the place where such Notes are to be surrendered for payment of the redemption price, which shall be the office or agency of the Issuer in the Place of Payment;

(6) if applicable, that the redemption is on account of a sinking or purchase fund, or other analogous obligation; and

(7) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other reference number, if any, listed in such notice or printed on the Securities.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer; provided, however, that the Issuer shall have delivered to the Trustee, at least 35 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Notice of any redemption of the Notes may be given prior to such redemption, and any such redemption or notice may, at the Issuer’s discretion, be subject to a financing condition precedent. Such notice of redemption shall state that, at the Issuer’s discretion, the redemption date may be delayed until such time as the financing condition shall be satisfied (or waived by the Issuer at their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that the financing condition shall not have been satisfied (or waived by the Issuer at their sole discretion) by the redemption date as stated in such notice, or by the redemption date as so delayed.

Section 1205. Notice to Singapore Stock Exchange. So long as any Securities are listed on the Official List of the SGX-ST and the rules of the exchange require, the Issuer shall cause notices of redemption to be published as provided in Section 1204.

Section 1206. Deposit of Redemption Price. No later than 10:00 a.m. (New York time) one Business Day prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1103) an amount of money sufficient to pay the redemption price of all the Notes which are to be redeemed on that date. The Issuer shall cause the bank through which payment of funds to the Paying Agent shall be made to deliver to the Paying Agent by 10:00 a.m. (New York time) two Business Days prior to the due date of such payment an irrevocable confirmation (by tested telex or authenticated Swift MT 100 Message) of its intention to make such payment. Subject to payment by the Issuer of a sum sufficient to pay the amount due on the Redemption Date, interest on the Notes (or portions thereof if the Notes are redeemed in part) shall cease to accrue upon the Redemption Date of such Notes (or portions thereof if such Securities are redeemed in part).

Section 1207. Notes Payable on Redemption Date. Notice of Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified and from and after such date (unless the Issuer shall default in the deposit of the redemption price as provided in Section 1206) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with the notice, such Notes shall be paid by the Issuer at the redemption price. Installments of interest due on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Record Dates according to their terms and the provisions of Section 308.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate provided in Section 503.

Section 1208. Notes Redeemed in Part. When the Notes are in definitive form, any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Issuer in the Place of Payment (with, if the Issuer so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or its attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge to such Holder, a new Note of Stated Maturity and of like tenor and terms, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Section 1209. Optional Redemption.

(a)  The Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, at the redemption price of 101.094% of the principal amount, plus accrued and unpaid interest and Additional Amounts (if any) on the Notes being redeemed to, but excluding, the applicable Redemption Date (subject to the rights of Holders of Notes on the relevant Record Date to receive interest, if any, due on the relevant Interest Payment Date).

(b) [Reserved].

(c) The Issuer or any of its Affiliates may at any time and from time to time repurchase Notes in the open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuer or its Affiliates may determine. The Issuer or any of its Affiliates may hold or resell the Notes it purchases (as long as in compliance with applicable requirements or exemptions under the relevant securities laws) or may surrender them to the Paying Agent for cancellation.

Section 1210. Optional Redemption upon Eligible Equity Offerings.

(a) At any time, or from time to time, the Issuer may, at its option, on one or more occasions, use an amount not to exceed the aggregate Net Cash Proceeds of one or more Eligible Equity Offerings to redeem up to 35% of the aggregate principal amount of the Outstanding Notes (including any Additional Notes) at a redemption price equal to 100.0% of the principal amount on the Redemption Date, plus any accrued and unpaid interest to, but excluding, the Redemption Date; provided that:

(1) after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) issued under this Indenture remains Outstanding; and

(2) the Issuer gives notice of such redemption not more than 90 days after the consummation of the related Eligible Equity Offering.

(b) Notice of any redemption upon an Eligible Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Eligible Equity Offering.

Section 1211. Optional Redemption in the Event of Change in Tax Treatment.

(a) The Notes may be redeemed at the Issuer’s election, in whole, but not in part, upon the giving of notice as provided in Section 1204, at a redemption price equal to (1) the Outstanding principal amount thereof, together with (2) Additional Amounts, if any, payable with respect to the Notes and (3) any accrued and unpaid interest to, but not including, the redemption date, if the Issuer certify to the Trustee immediately prior to the giving of such notice that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or any change in the official application, administration or interpretation of such laws, regulations or rulings (a “Change in Tax Law”), the Issuer has or will become obligated to pay Additional Amounts on the Notes at a rate of withholding or deduction in excess of the Additional Amounts the Issuer would be obligated to pay under applicable law in effect on the Issue Date (“Excess Additional Amounts”), if such change or amendment is announced on or after the Issue Date and such obligation cannot be avoided by the Issuer taking commercially reasonable measures available to them; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Excess Additional Amounts, were a payment in respect of the Notes then due, provided further, that commercially reasonable measures will not include any change in the jurisdiction of the Issuer.

(b) Prior to the giving of notice of tax redemption pursuant this Section 1211, the Issuer shall deliver to the Trustee:

(1) an Officers’ Certificate to the effect that any and all governmental approvals necessary for the Issuer to effect such redemption, including any required approvals from the Central Bank, have been or at the time of redemption will be obtained and in full force and effect and setting forth, in reasonable detail, the circumstances giving rise to such right of redemption; and

(2) a written opinion of recognized Brazilian counsel to the effect that the Issuer has or will become obligated to pay Excess Additional Amounts as a result of a Change in Tax Law and that all governmental requirements necessary for the Issuer to effect such redemption have been complied with.

Section 1212. Mandatory Redemption. Except as described under Section 901, the Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Securities; provided, however, that the Issuer is required to make offer to purchase the Notes in the circumstances specified under Section 1113.

Article Thirteen

[RESERVED]

Article Fourteen

DEFEASANCE AND COVENANT DEFEASANCE

Section 1401. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option by Board Resolution, at any time, elect to have either Section 1402 or Section 1403 applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article Fourteen.

Section 1402. Legal Defeasance and Discharge. Upon the Issuer’s exercise of the option provided in Section 1401 to have this Section 1402 applied to all the Outstanding Notes, the Issuer shall be deemed to have been discharged from its obligations with respect to such Outstanding Notes on the date the conditions in Section 1404 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by all the Outstanding Notes, on the 91st day after the conditions specified in Section 1404 are met, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute instruments acknowledging the same) except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Notes to receive, solely from the trust fund provided in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest and Additional Amounts, if any, on such Notes when such payments are due, (b) the respective obligations of the Issuer with respect to such Notes under Section 304, Section 305, Section 307, Section 1102 and Section 1103, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Issuer with respect thereto and (d) this Article Fourteen and the Issuer’s obligations to the Trustee under Section 607. Subject to compliance with this Article Fourteen, the Issuer may exercise its option under this Section 1402 notwithstanding the prior exercise of their option under Section 1403.

Section 1403. Covenant Defeasance. Upon the Issuer’s exercise of the option provided in Section 1401 to have this Section 1403 applied to all the Outstanding Notes, (i) the Issuer and the Restricted Subsidiaries shall be released from its obligations under Section 1106 to Section 1112 with respect to such Securities (hereinafter, “Covenant Defeasance”) and (ii) the occurrence of an event with respect to the Securities specified in Section 501(4), Section 501(5), Section 501(6), Section 501(7) or Section 501(10) shall not constitute a Default or Event of Default with respect to the Notes on and after the date the conditions set forth in Section 1404 are satisfied. For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture, with respect to such Securities and Securities as to which the Issuer has not elected to have either Section 1402 or Section 1403 applied, shall be unaffected thereby.

Section 1404. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1402 or Section 1403 to the then Outstanding Notes:

(1) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or its agent) in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of all Outstanding Notes, (A) cash in U.S. dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount, or (C) a combination thereof, sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or its agents) to pay and discharge, the principal of, premium, if any, and each installment of interest (including Additional Amounts, if any) on the Notes on the due date of such principal of, premium, if any, or installment of interest (including Additional Amounts, if any) in accordance with the terms of this Indenture and of the Notes;

(2) in the case of an election under Section 1402, the Issuer shall have delivered to the Trustee an Opinion of Counsel, from legal counsel in the United States who is external to the Issuer (subject to customary exceptions and exclusions), stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the Issue Date there has been a change in the applicable U.S. federal income tax law or an official interpretation thereof, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes with respect to the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit pursuant to clause (1), Legal Defeasance and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, Legal Defeasance and discharge had not occurred;

(3) in the case of an election under Section 1403, the Issuer shall have delivered to the Trustee an Opinion of Counsel, from legal counsel in the United States who is external to the Issuer (subject to customary exceptions and exclusions), to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit pursuant to clause (1) and Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

(4) the Issuer shall have delivered to the Trustee (a) an Opinion of Counsel, from legal counsel in Brazil who is external to the Issuer (subject to customary exceptions and exclusions), to the effect that, based upon Brazilian law then in effect, beneficial owners of the Notes will not recognize income, gain or loss for Brazilian tax purposes, including withholding tax except for withholding tax then payable on interest payments due, as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to Brazilian taxes on the same amounts and in the same manner and at the same time as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred; or (b) a ruling directed to the Trustee received from tax authorities of Brazil to the same effect as the Opinion of Counsel provided in clause (a) above;

(5) no Default, shall have occurred and be continuing with respect to the Securities on the date of the deposit pursuant to clause (1) (except any Default resulting from any failure to comply with Section 1107 as a result of the borrowing of the funds required to effect such deposit);

(6) [Reserved];

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or any Subsidiary of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(8) the Issuer shall have delivered to the Trustee an Officers’ Certificate and a written opinion from U.S. counsel reasonably acceptable to the Trustee and external to the Issuer, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(9) the Issuer shall have delivered to the Trustee a written opinion from U.S. counsel reasonably acceptable to the Trustee and external to the Issuer to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Issuer Act of 1940, as amended.

Section 1405. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. (a) Subject to the provisions of Section 1103, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section, the “Trustee”) pursuant to Section 1404 in respect of the Notes subject to Legal Defeasance or Covenant Defeasance, as applicable, shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any agent, as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and interest, but such cash need not be segregated from other funds except to the extent required by law.

(b) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

(c) Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Request any money or U.S. Government Obligations held by it as provided in Section 1404 which, in the opinion of an nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 1406. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1402 or Section 1403 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Fourteen until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 1402 or Section 1403; provided, however, that if the Issuer makes any payment of principal of or interest on or Additional Amounts in respect of any Notes following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of Notes to receive such payment from the money held by the Trustee or the Paying Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

Light Energia S.A.

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF INITIAL NOTES]

[Global Securities Legend]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE SECURITY IS ISSUED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Light Energia S.A., a sociedade por ações incorporated and existing under the laws of the Federal Republic of Brazil, having its principal office at Avenida Marechal Floriano, 168, Centro, Rio de Janeiro, RJ, 20080-002 (“Issuer”), which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or its registered assigns for the benefit of the Holders of the Notes, the principal sum of U.S.$[●], on June 18, 2026, and to pay interest thereon to Cede & Co., or its registered assigns for the benefit of the Holders of the Notes.

Interest Payment Dates: [●] and [●] of each year, commencing on [●], 2024.

Record Dates: [●] and [●]

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, Light Energia S.A has caused this instrument to be duly executed:

Light Energia S.A.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture for the Notes due 2026 issued by Light Energia S.A.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

Dated: _____________________

LIGHT ENERGIA S.A.
4.375% Notes due 2026

Principal Amount: US$[●]

as revised by the Schedule of Increases or

Decreases in Global Security attached hereto

No. [1]	CUSIP: 531959 AA2

ISIN: US531959AA29

Light Energia S.A., a sociedade por ações incorporated and existing under the laws of the Federal Republic of Brazil, having its principal office at Avenida Marechal Floriano, 168, Centro, Rio de Janeiro, RJ, 20080-002 (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promise to pay to:

CEDE & CO.

or registered assigns, the principal sum of U.S.$[●] (the “Notes”), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on June 18, 2026 (“Stated Maturity”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and interest on said principal sum on [●] and [●] of each year (or, if such day is not a Business Day, on the next succeeding Business Day, each such day, an “Interest Payment Date”), commencing on [●], 2024 (with interest accruing from [●], 2024), in like coin or currency, at the rate per annum specified in the title hereof, until payment of said principal sum has been made or duly provided for. Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes. The Notes will bear interest at the rate per annum of 4.375%. The Issuer will pay interest on overdue principal at 1% per annum in excess of such rate. Interest on the Notes will be payable semi-annually on [●] and [●] of each year, commencing on [●], 2024, to the person in whose name a Note is registered at the close of business on the preceding [●] or [●] (each a “Record Date”). Interest on any Notes which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Notes (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest.

Payment of interest will be made by wire transfer in immediately available funds to a U.S. Dollar account maintained by the Depositary or its nominee with a bank in New York City. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Record Date and may be paid either to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in said Indenture. Notwithstanding the foregoing, in the case of interest payable at Stated Maturity, such interest shall be paid to the same Person to whom the principal hereof is payable.

All payments made by the Issuer under or in respect of this Note shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or within Brazil or any other jurisdiction in which the Issuer is organized or resident for Tax purposes or within or through which payment is made or by, on behalf of, or within any political subdivision or taxing authority therein (a “Taxing Jurisdiction”), unless such withholding or deduction is required by law or by the interpretation or administration thereof. In the event that any such withholding or deduction is required, the Issuer shall pay in U.S. dollars such additional amounts (“Additional Amounts”) as will result in a net payment of the U.S. dollar amount that would otherwise have been receivable in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable: (i) in respect of any Taxes that would not have been so imposed on such Notes but for the existence of any present or former connection between the relevant Holder or beneficial owner of the Notes or any payment in respect of such Notes (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction, other than the mere acquisition, holding, enforcement or receipt of payment in respect of the Notes; (ii) in respect of any Taxes that would not have been so withheld or deducted if the Notes had been presented for payment within 30 days after the Relevant Date; (iii) in respect of any Taxes that would not have been so imposed on such Notes if the Holder or the beneficial owner of the Notes had made a declaration of non-residence any other claim or filing for exemption to which it is entitled, provided that (1) such declaration of non-residence or other claim or filing for exemption is required under the applicable law, regulations or administrative practice of any Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or part of such Taxes, and (2) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required, the relevant Holder or beneficial owner at that time has been notified by the Issuer or any other person through whom payment may be made, that a declaration of non-residence or other claim or filing for exemption is required to be made; (iv) in respect of any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar Taxes; (v) in respect of any Taxes payable other than by withholding or deduction; (vi) in respect of any payment to a Holder of Notes that is a fiduciary, intermediary, partnership (including an entity treated as a partnership for tax purposes) or any Person other than the sole beneficial owner of such payment or Notes, to the extent that a beneficiary or settlor with respect to such fiduciary, intermediary, a member of such partnership or the beneficial owner of such payment or Notes would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Notes; or (vii) in respect of any combination of clauses (i) through (vi) above.

All references hereunder to principal, interest, premium or other amounts payable hereunder shall be deemed also to refer to any Additional Amounts which may be payable as set forth in the Indenture or in this Note.

Reference is hereby made to the further provisions of this Note are set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

Additional provisions of this Note are set forth on the other side of this Note.

Light Energia S.A.

By:
Name:
Title:

[Signature Page to Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture for the Notes due 2026.

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Name:
Title:

Dated:      , 2024

Form of Reverse Side of Notes

LIGHT ENERGIA S.A.
4.375% Notes due 2026

This Note is one of a duly authorized issue of Notes of the Issuer, pursuant to the Indenture, initially issued in the aggregate principal amount of U.S.$[●], all issued or to be issued under and pursuant to the Indenture dated as of December [●], 2024 (herein called the “Indenture”), duly executed and delivered by the Issuer and The Bank of New York Mellon, as trustee (herein called the “Trustee”), paying agent, transfer agent and registrar, to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, any Paying Agent, any transfer agent, the Registrar, the Issuer and the Holders of the Notes and the terms upon which the Notes are issued and are to be authenticated and delivered. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms and Holders are referred to the Indenture for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all the terms and provisions of the Indenture, as amended or supplemented from time to time.

Subject to the limitations set forth under Section 1107 of the Indenture, the Issuer may issue additional Notes having identical terms and conditions as the Notes (the “Additional Notes”).

The Issuer will only be permitted to issue such Additional Notes if, at the time of such issuance, the Issuer is in compliance with the covenants contained in the Indenture.

Any Additional Notes will be part of the same issue as the Notes, that the Issuer is currently offering and will vote on all matters with the Holders of the Notes; provided, however, such Additional Notes shall be issued under a separate CUSIP or ISIN number than the outstanding Notes, unless such Additional Notes are fungible with such Notes for U.S. federal income tax purposes.

The Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, at the redemption price of 101.094% of the principal amount, plus accrued and unpaid interest and Additional Amounts (if any) on the Notes being redeemed to, but excluding, the applicable Redemption Date (subject to the rights of Holders of Notes on the relevant Record Date to receive interest, if any, due on the relevant Interest Payment Date).

In connection with such optional redemption, the following defined terms shall apply:

1. “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to from such redemption date to [●], 2024 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of maturity comparable from such redemption date to [●], 2024;

2. “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations;

3. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer to act as the “Independent Investment Banker;”

4. “Reference Treasury Dealer” means Citigroup Global Markets Inc. or its affiliates which are primary United States government securities dealers and at least two other leading primary United States government securities dealers in New York City reasonably designated by the Issuer; provided, however, that if Citigroup Global Markets Inc. or its affiliates shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer;

5. “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date; and

6. “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

At any time, or from time to time, the Issuer may, at its option, on one or more occasions, use an amount not to exceed the aggregate Net Cash Proceeds of one or more Eligible Equity Offerings to redeem up to 35% of the aggregate principal amount of the Outstanding Notes (including any Additional Notes) at a redemption price equal to 100.0% of the principal amount on the Redemption Date, plus any accrued and unpaid interest to, but excluding, the Redemption Date; provided that: (1) after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture remains Outstanding; and (2) the Issuer gives notice of such redemption not more than 90 days after the consummation of the related Eligible Equity Offering.

Notice of any redemption upon an Eligible Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Eligible Equity Offering.

The Notes may be redeemed at the Issuer’s election, in whole, but not in part, upon the giving of notice as provided in Section 1204, at a redemption price equal to (1) the Outstanding principal amount thereof, together with (2) Additional Amounts, if any, payable with respect to the Notes and (3) any accrued and unpaid interest to, but not including, the redemption date, if the Issuer certify to the Trustee immediately prior to the giving of such notice that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or any change in the official application, administration or interpretation of such laws, regulations or rulings (a “Change in Tax Law”), the Issuer has or will become obligated to pay Additional Amounts on the Notes at a rate of withholding or deduction in excess of the Additional Amounts the Issuer would be obligated to pay under applicable law in effect on the Issue Date (“Excess Additional Amounts”), if such change or amendment is announced on or after the Issue Date and such obligation cannot be avoided by the Issuer taking commercially reasonable measures available to them; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Excess Additional Amounts, were a payment in respect of the Notes then due, provided further, that commercially reasonable measures will not include any change in the jurisdiction of the Issuer

Prior to the giving of notice of tax redemption as described in the preceding paragraph, the Issuer shall deliver to the Trustee: (1) an Officers’ Certificate to the effect that any and all governmental approvals necessary for the Issuer to effect such redemption, including any required approvals from the Central Bank, have been or at the time of redemption will be obtained and in full force and effect and setting forth, in reasonable detail, the circumstances giving rise to such right of redemption; and (2) a written opinion of recognized Brazilian counsel to the effect that the Issuer has or will become obligated to pay Excess Additional Amounts as a result of a Change in Tax Law and that all governmental requirements necessary for the Issuer to effect such redemption have been complied with.

Except for the Special Mandatory Redemption set forth under Section 901, the Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes; provided, however, that the Issuer will be required to make an offer to purchase the Notes in the circumstances specified under Section 1113 of the Indenture, which subsection (a) provides that, upon the occurrence of a Change of Control that results in a Ratings Decline, each Holder shall have the right to require the Issuer to repurchase all or any part (equal to US$200,000 and integral multiples of US$1,000 in excess thereof) of that Holder’s Notes at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, thereon to, but excluding, the payment date.

Subject to payment by the Issuer of a sum sufficient to pay the amount due on any Redemption Date, interest on the Notes (or portions thereof if the Notes are redeemed in part) shall cease to accrue upon the Redemption Date of such Notes (or portions thereof if such Securities are redeemed in part).

Notice of redemption shall be given not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed (i) if to the Holder of a non-Global Note, if mailed, first-class mail, or delivered by courier, by hand or by e-mail to each Holder affected by such event, at its address as it appears in the Register, or (ii) if to the Holder of a Global Note, to the Depositary in accordance with its applicable procedure in each case, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where the Indenture or this Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder when such notice is required to be given pursuant to any provision of the Indenture or this Note, then such method of notification as shall be made with the approval of Trustee shall constitute a sufficient notification for every purpose hereunder. Notices shall be deemed to have been given on the date of delivery, mailing or of publication or, if published on different dates, on the date of the first such publication. Neither the failure to give any notice to a particular Holder of Notes, nor any defect in a notice given to a particular Holder, shall affect the sufficiency of any notice given to another Holder of Notes. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If an Event of Default provided in clause (8) or (9) of Section 501 of the Indenture occurs and is continuing, then and in each and every such case, the unpaid principal amount of all the Notes then Outstanding and all accrued interest thereon shall, without any notice to the Issuer or any other act on the part of the Trustee or any Holder, become and be immediately due and payable, anything in the Indenture or in the Notes contained to the contrary notwithstanding. If any other Event of Default set forth in Section 501 of the Indenture occurs and is continuing with respect to the Notes, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding hereunder may by written notice to the Issuer (and to the Trustee if given by the Holders) or the Trustee at the written request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (and subject to being indemnified and/or secured and/or prefunded to its satisfaction by the Holders) shall declare the principal amount of all the Notes then Outstanding and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the Indenture or in the Notes contained to the contrary notwithstanding.

The right of the Holders of Notes and the Trustee to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. At any time after such a declaration of acceleration has been made with respect to the Notes and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Section 504 of the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences in the circumstances described in Section 505 of the Indenture.

The Indenture permits the Issuer, when authorized by a Board Resolution, and the Trustee (upon an Order) to enter into one or more supplemental indentures without the consent of the Holders for the purposes described in Section 1001 of the Indenture. Other modification and amendments to the Indenture, to any supplemental indenture, to the terms and conditions of the Notes or to the rights of the Holders of the Notes, and any existing Default or compliance with any provision may be made or waived, with the written consent of the Holders of at least a majority in aggregate principal amount of Outstanding Notes; provided that, no such modification or amendment may, without the consent or the affirmative vote of each Holder so affected, result in the consequences described in Section 1002 of the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the rights of the Holders of any Notes Outstanding, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest, if any, on this Note and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness of this Note and (b) certain restrictive covenants, upon compliance by the Issuer with certain conditions set forth therein.

The Notes are issuable only in fully registered form without coupons in minimum denominations of U.S.$1.00 (one dollar) and any integral multiple of U.S.$1.00 (one dollar) in excess thereof. Notes may be exchanged for other Notes of any authorized denomination, of a like aggregate principal amount and Stated Maturity and of like tenor and terms, upon surrender of the Notes to be exchanged at such office or agency as provided in Section 1102 of the Indenture in the manner and subject to the limitations provided in the Indenture.

The Bank of New York Mellon will be the Paying Agent, the Registrar and the transfer agent with respect to the Notes. The Issuer may at any time and from time to time authorize any Person to act as Registrar, Paying Agent or transfer agent in place of or in addition to the Bank of New York Mellon with respect to any Notes issued under the Indenture.

Subject to Section 204 of the Indenture, upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 1102 of the Indenture, the Issuer shall execute, and the Trustee, upon receipt of an Issuer Request, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms.

Unless otherwise provided in the Note to be transferred, combined, divided or exchanged, no service charge shall be made on any Holder for any transfer or exchange of Notes, but the Issuer and the Trustee may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 305 or Section 1005 of the Indenture not involving any transfer.

The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 308 of the Indenture) interest on, this Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Each of the parties to the Indenture irrevocably consented to the non-exclusive jurisdiction of any court in the State of New York or any United States Federal court sitting in the City of New York and County of New York, and any appellate court from any thereof, and waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the Indenture or the Notes, to the extent permitted by law. The Issuer waived, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with the Indenture or the Notes in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum, except in relation to certain assets related to services rendered and the concessions held by the Issuer (bens vinculados aos serviços) that cannot, as a matter of Brazilian law, be subject to liens, pledges, security interests, Charges, claims, encumbrances or disposal. The Issuer agreed that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment; provided that service of process is effected upon the Issuer in the manner provided in the Indenture or as otherwise permitted by law.

Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the Indenture or the Notes against the Issuer may be instituted in any court of competent jurisdiction in their corporate domicile.

The Issuer agreed that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the Indenture, the Notes against the Issuer in any court in the State of New York or any United States Federal court sitting in the City of New York and County of New York, and any appellate court from any thereof, may be made upon Cogency Global Inc., whom the Issuer irrevocably appointed as their authorized agent for service of process. With respect to any such action in any court in the State of New York or any United States Federal court sitting in the City of New York and County of New York, and any appellate court from any thereof, service of process upon Cogency Global Inc., as the authorized agent of the Issuer for service of process, and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

This Note will be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common

TEN ENT--as tenants by the entireties

JT TEN--as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT--........Custodian.......

(Cust.) (Minor)

Under Uniform Gifts to Minors Act

_________________________

(State)

Additional abbreviations may also be used

though not in the above list.

_________________________

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE:

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE:

_________________________________________________________________ the within Notes and all rights thereunder, hereby irrevocably constituting and appointing

______________________________

______________________________ attorney to transfer said Notes on the books of the Issuer, with full power of substitution in the premises.

Dated:

Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in accordance with, the Notes Exchange Act of 1934, as amended.

Signature Guarantee

(Notice: The signature must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.)

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Note have been made.

Date of Transfer or Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase